Rio Tinto America Inc.
401(k) Savings Plan
And
Investment Partnership Plan

Amended and Restated Effective January 1, 2014

Any statements regarding tax matters made herein, including any attachments, cannot be relied upon by any person to avoid tax penalties and are not intended to be used or referred to in any marketing or promotional materials. To the extent this communication contains a tax statement or tax advice, Holland & Hart LLP does not and will not impose any limitation on disclosure of the tax treatment or tax structure of any transactions to which such tax statement or tax advice relates.

Prepared by

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Rio Tinto America Inc.
401(k) Savings Plan
And
Investment Partnership Plan

Table of Contents

Introduction		1

Article 1. Definitions		2
1.1	Account	2
1.2	Administrator	2
1.3	Affiliated Employer	2
1.4	After-Tax Account	2
1.5	After-Tax Contributions	2
1.6	Annual Dollar Limit	3
1.7	Before-Tax Account	3
1.8	Before-Tax Contributions	3
1.9	Beneficiary	3
1.10	Board of Directors	3
1.11	Borax 401(k) PLan	4
1.12	Break In Service	4
1.13	Catch-Up Contributions	4
1.14	Code	4
1.15	Company	4
1.16	Company Contributions	4
1.17	Company Matching Contributions	5
1.18	Company Matching Contribution Account	5
1.19	Compensation	5
1.20	Disability	6
1.21	Dollar Limitation	6
1.22	Effective Date	6
1.23	Eligible Employee	6
1.24	Employee	8
1.25	Employment Commencement Date	8
1.26	ERISA	8
1.27	Fund	8
1.28	Highly Compensated Employee	8
1.29	Hour of Service	9
1.30	Investment Committee	9
1.31	Investment Partnership Plan Contributions	9
1.32	Investment Partnership Plan Contribution Account	9
1.33	IPP Participant	9
1.34	Leased Employee	9
1.35	Leave of Absence	10
1.36	Non-Highly Compensated Employee	10

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1.37	Normal Retirement Age	10
1.38	Participant	10
1.39	Participant Contributions	10
1.40	Plan	10
1.41	Plan Administrator	10
1.42	Plan Committee	10
1.44	Plan Year	10
1.44	Qualified Matching Contributions (QMAC)	10
1.45	Qualified Non-Elective Contributions (QNEC)	10
1.46	Reemployment Commencement Date	10
1.47	Retirement Contributions	11
1.48	Retirement Contributions Account	11
1.49	Retirement Plan	11
1.50	Rollover Account	11
1.51	Rollover Contributions	11
1.52	Section 415(C)(3) Compensation	11
1.53	Special Project Employee	12
1.54	Sponsor	12
1.55	Spousal Consent	12
1.56	Spouse	12
1.57	Three Forks Hourly Represented Employee	12
1.58	Three Forks IPP Contributions	12
1.59	Three Forks IPP Contributions Account	12
1.60	Three Forks IPP Participant	12
1.61	Transferred Employee	12
1.62	Trustee	12
1.63	USERRA	12
1.64	Valuation Date	12
1.65	Year of Service	12

Article 2. ELIGIBILITY AND PARTICIPATION		14
2.1	Eligibility and Participation	14
2.2	Transferred Participants	14
2.3	Account Transfers	15
2.4	Termination of Participation	15

Article 3. CONTRIBUTIONS		16
3.1	Participant Contributions	16
3.2	Company Matching Contributions	18
3.3	Investment Partnership Plan Contributions	19
3.4	Timing of Contributions	20
3.5	Limitation on Annual Additions	20
3.6	Contribution Limits for Highly Compensated Employees (ADP Test)	21
3.7	Contribution Limits for Highly Compensated Employees (ACP Test)	22
3.8	QNECs	24

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3.9	QMACs	24
3.10	Return of Contributions	25
3.11	Makeup Contributions Relating to Period of Uniformed Services Duty	25

Article 4. INVESTMENT OF CONTRIBUTIONS		27
4.1	Investment Options	27
4.2	Investment of Participant’s Accounts	27
4.3	Responsibility for Investments	28
4.4	Change of Election	28
4.5	Transfer of Accounts Among Investment Options	28
4.7	Exercise of Voting and Other Stock Rights	29

Article 5. VALUATION OF ACCOUNTS		31
5.1	Valuation of the Investment Options	31
5.2	Account Adjustments	31

Article 6. VESTING OF ACCOUNTS		32
6.1	After-Tax Account, Before-Tax Account, Company Matching Contribution Account and Rollover Account	32
6.2	Investment Partnership Plan Account	32
6.3	Three Forks IPP Contributions Account	32
6.3	Retirement Contributions Account	33
6.5	Forfeiture	33
6.6	Application of Forfeitures	33
6.7	Restoration of Forfeitures	33
6.8	Certain Prior Plan Accounts	34

Article 7. IN-SERVICE WITHDRAWALS		35
7.1	After-Tax Contributions and Rollover Contributions	35
7.2	Company Matching Contributions	35
7.3	Before-Tax Contributions	35
7.4	Investment Partnership Plan Contributions	37
7.5	Three Forks IPP Contributions	37
7.6	Retirement Contributions	37
7.7	Timing and Procedures and Form of Payment	37
7.8	Participant Loans	38

Article 8. DISTRIBUTION OF ACCOUNTS UPON TERMINATION OF EMPLOYMENT		40
8.1	Eligibility	40
8.2	Forms of Distribution	40
8.3	Distribution Upon Retirement or Termination	41
8.4	Distribution Upon Disability	41
8.5	Distribution Upon Death or Presumed Death	42

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8.6	Method of Payment	42
8.7	Options Under Prior Plans	42
8.8	Required Minimum Distributions	42
8.9	Small Benefits	44
8.10	Proof of Death and Right of Beneficiary or Other Person	44
8.11	Failure to Locate Recipient	44
8.12	Additional Section 401(A)(9) Requirements/Effective Dates	44

Article 9. ADMINISTRATION OF PLAN		46
9.1	Named Fiduciary and Administrator	46
9.2	Appointment of Committees	46
9.3	Chairman and Secretary	46
9.4	Duties of the Administrator	46
9.5	Duties of the Investment Committee	47
9.6	Committee Meetings	48
9.7	Voting and Committee Actions	48
9.8	Compensation and Bonding	48
9.9	Establishment of Rules	48
9.10	Prudent Conduct	48
9.11	Fiduciary Duties and Service in More Than One Fiduciary Capacity	48
9.12	Limitation of Liability	49
9.13	Indemnification	49
9.14	Expenses of Administration	49
9.15	Claims Procedures	49
9.16	Plan Correction	51

Article 10. MANAGEMENT OF THE FUNDS		53
10.1	Master Trust Agreement	53
10.2	Exclusive Benefit Rule	53

Article 11. GENERAL PROVISIONS		54
11.1	Nonalienation	54
11.2	Conditions of Employment Not Affected by the Plan	55
11.3	Facility of Payment	55
11.4	Information	55
11.5	Eligible Rollover Distributions	55
11.6	Top-Heavy Provisions	57
11.7	Construction	59
11.8	Electronic Transmission of Notices to Participants	59
11.9	Military Service	59

Article 12. AMENDMENT, MERGER AND TERMINATION		61
12.1	Amendment of the Plan	61
12.2	Merger or Consolidation	61
12.3	Acquisitions and Dispositions	61

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12.4	Termination of the Plan	62

APPENDIX A PARTICIPATING COMPANIES		1

APPENDIX B ADDITIONAL PROVISIONS FOR PARTICIPANTS IN PRIOR PLANS		1

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Rio Tinto America Inc.
401(k) Savings Plan
And
Investment Partnership Plan

(Amended and Restated Effective January 1, 2014)

Introduction

The Rio Tinto America Inc. 401(k) Savings Plan and Investment Partnership Plan (the “Plan”) was initially established effective January 1, 2003 by merger of the following plans (the “Prior Plans”):

  U.S. Borax Inc. Thrift Plan for Salaried Employees (the “U.S. Borax Plan”);

  Luzenac America, Inc. Investment Savings Plan (the “Luzenac Plan”); and

  Kennecott Savings and Investment Plan (the “Kennecott Plan”).

Following its original adoption, the Plan was amended and restated effective January 1, 2005, subsequently amended and restated, effective January 1, 2008, and again amended and restated effective as of January 1, 2010.

Effective January 1, 2014, the Plan is hereby amended and restated to incorporate all amendments to the Plan since it was last restated, to make necessary and desirable amendments as provided or permitted by certain recent changes in the law, and to submit the Plan to the Internal Revenue Service for a favorable determination letter under Cycle D of the determination letter filing program and related remedial amendment period.

This Plan is intended to be a profit sharing plan and to comply with the provisions of Sections 401(a), 401(k), and 401(m) of the Internal Revenue Code and applicable regulations thereunder.

Effective Dates

Prior to the effective date of the consolidation or merger of the Prior Plans, the provisions of the Prior Plans shall apply.  Except as otherwise provided herein or as required by law, the rights and obligations under the Prior Plans for employees who retired or terminated employment prior to January 1, 2003 shall be fixed and in accordance with the provisions of the Prior Plans in effect at the time of such retirement or termination of employment.

The Plan applies to eligible employees who complete at least one Hour of Service on or after January 1, 2003.  Except as otherwise provided herein or as required by law, the Plan, as amended and restated effective January 1, 2014, shall determine the rights and obligations for employees who have at least one Hour of Service on or after January 1, 2014.  The provisions of the Plan prior to this amendment and restatement, or the Prior Plans, as appropriate, continue to apply to eligible employees who do not complete at least one Hour of Service on or after January 1, 2014.

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Article 1.
 Definitions

1.1        Account means a Participant’s After-Tax Account, Before-Tax Account, Company Matching Contribution Account, Investment Partnership Plan Contributions Account, Retirement Contribution Account and Rollover Account.  Unless otherwise specified, the term “Account” means all such Accounts.

1.2        Administrator means the Rio Tinto America Inc. Benefits Governance Committee, which shall also be referred to herein as the Committee.

1.3         Affiliated Employer means any company not participating in the Plan that is a member of a controlled group of corporations (determined under Code Section 414(b)), which also includes the Company as a member, or any trade or business under common control (as defined in Code Section 414(c)) with the Company, or a member of an affiliated service group (as defined in Code Section 414(m)), which includes the Company, and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).  Notwithstanding the foregoing, for the purposes of Section 3.5, the definition in Code Sections 414(b) and 414(c) shall be modified as provided in Code Section 415(h).

1.4        After-Tax Account means a Participant’s account into which shall be credited After-Tax Contributions and investment income and losses thereon.

1.5        After-Tax Contributions means any amounts contributed by the Participant on an after-tax basis to:

(a)        the Plan pursuant to Section 3.1; or

(b)        solely for the purpose of applying distribution and withdrawal restrictions, a Prior Plan.  For purposes of this subsection (b), After-Tax Contributions shall also mean any after-tax contributions transferred to a Prior Plan as follows:  (1) to the U.S. Borax Plan from the Borax 401(k), (2) to the Kennecott Plan from the NERCO Savings and Investment Plan, the Cordero Mining Co. Employees’ Retirement Plan (money purchase pension plan), the Colowyo Coal Company L.P. Employees Savings and Investment Plan or the Caballo Rojo, Inc. Savings Plan, or (3) to the Luzenac Plan from the Cyprus Minerals Company Savings Plan and Trust or the Costain Consolidated 401(k) Retirement Plan (and any predecessor to such plan).

Pursuant to Section 3.2(a), After-Tax Contributions shall consist of the following two components:

(a)        After-Tax Matched Contributions, which are comprised of contributions that do not exceed 6% of the Participant’s Compensation and that are matched by Company Matching Contributions; and

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(b)        After-Tax Optional Contributions, which are comprised of contributions that exceed 6% of the Participant’s Compensation and that are not matched by Company Matching Contributions.

1.6        Annual Dollar Limit means, with respect to a Plan Year, dollar limitation contained in Code Section 401(a)(17) in effect as of the beginning of that Plan Year.

1.7        Before-Tax Account means a Participant’s account into which shall be credited Before-Tax Contributions and investment income and losses thereon.

1.8        Before-Tax Contributions means any amounts contributed by the Participant on a before-tax basis to:

(a)        the Plan pursuant to Section 3.1; or

(b)        solely for the purpose of applying distribution and withdrawal restrictions, a Prior Plan.  For purposes of this subsection (b), Before-Tax Contributions shall also mean any before-tax contributions transferred to a Prior Plan as follows:  (1) to the U.S. Borax Plan from the Borax 401(k) Plan, (2) to the Kennecott Plan from the NERCO Savings and Investment Plan, the Cordero Mining Co. Employees’ Retirement Plan (money purchase pension plan), the Colowyo Coal Company L.P. Employees Savings and Investment Plan or the Caballo Rojo, Inc. Savings Plan, or (3) to the Luzenac Plan from the Cyprus Minerals Company Savings Plan and Trust or the Costain Consolidated 401(k) Retirement Plan (and any predecessor to such plan).

Pursuant to Section 3.2(a), Before-Tax Contributions shall consist of the following two components:

(a)        Before-Tax Matched Contributions, which are comprised of contributions that do not exceed 6% of the Participant’s Compensation and that are matched by Company Matching Contributions; and

(b)        Before-Tax Optional Contributions, which are comprised of contributions that exceed 6% of the Participant’s Compensation and that are not matched by Company Matching Contributions.

1.9        Beneficiary means any person, persons, entity or entities named by a Participant by designation filed with the Company to receive benefits payable in the event of the Participant’s death, provided that if the Participant is married and designates someone other than his Spouse as the Beneficiary, he obtains written Spousal Consent.  If no Beneficiary designation is in effect at the Participant’s death, or if no person, persons or entity so designated survives the Participant, the Participant’s surviving Spouse, if any, shall be deemed to be the Beneficiary; otherwise the Beneficiary shall be the Participant’s estate.  In the event the Participant’s Beneficiary dies prior to receiving distribution of the Participant’s Account, the Beneficiary will be the Beneficiary’s estate.

1.10      Board of Directors means the Board of Directors of Rio Tinto America Inc.

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1.11      Borax 401(k) Plan means the U.S. Borax Inc. 401(k) Savings & Retirement Contribution Plan for Represented Employees.

1.12      Break In Service means a Plan Year in which an Employee completes fewer than 501 Hours of Service.  Solely for the purpose of determining when a Break in Service occurs, an Employee shall be credited with up to 501 Hours of Service during a period of absence by reason of:

(a)        The Employee’s pregnancy;

(b)        The birth of a child of the Employee;

(c)        Placement of a child with the Employee in connection with the Employee’s adoption of such child; or

(d)        Caring for such child for a period beginning immediately following such birth or placement.

Hours of Service credited by reason of the above period of absence shall be credited in the Plan Year in which the absence occurs if those Hours of Service are needed to prevent a Break in Service in that year; otherwise, they shall be credited in the immediately following Plan Year.

Such Hours of Service shall be equal to the normal number of Hours of Service that would have been credited to the Employee but for the above period of absence; however, in no event shall more than 501 Hours of Service be credited.

1.13      Catch-Up Contributions means any amounts contributed by a Participant pursuant to Section 3.1(e).

1.14      Code means the Internal Revenue Code of 1986, as amended from time to time.

1.15      Company means Rio Tinto America Inc. and any other participating company listed in Appendix A (and any successor thereto).

1.16      Company Contributions means (i) Company Matching Contributions, (ii) Investment Partnership Plan Contributions, (iii) Retirement Contributions, and (iv) solely for purposes of applying distribution and withdrawal restrictions, contributions made by the Company on behalf of Participants to a Prior Plan.

Company Contributions shall also mean any employer contributions transferred to a Prior Plan as follows:  (1) to the U.S. Borax Plan from the Borax 401(k) Plan, (2) to the Kennecott Plan from the NERCO Savings and Investment Plan, the Cordero Mining Co. Employees’ Retirement Plan (money purchase pension plan), the Colowyo Coal Company L.P. Employees Savings and Investment Plan or the Caballo Rojo, Inc. Savings Plan, or (3) to the Luzenac Plan from the Cyprus Minerals Company Savings Plan and Trust or the Costain Consolidated 401(k) Retirement Plan (and any predecessor to such plan).

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1.17      Company Matching Contributions means contributions made by the Company on behalf of Participants to the Plan pursuant to Section 3.2

1.18      Company Matching Contribution Account means a Participant’s account into which shall be credited Company Matching Contributions and investment earnings and losses thereon.

1.19      Compensation means:

(a)        Except as otherwise provided in subsection (b) below, a Participant’s total earnings for a Plan Year subject to the following inclusions and exclusions:

(1)        Excluding bonuses and incentive payments, provided, however, that solely for purposes of determining the amount of an IPP Participant’s Investment Partnership Plan Contribution, Compensation shall include one-half (½) of any payment made to such IPP Participant under any short-term (quarterly or annual) incentive plan maintained by the Company if such payment is made during employment or within 3 months following termination of employment.  The Company reserves the right to define the portion of the short-term incentive plan that is eligible Compensation, and will do so on a uniform and nondiscriminatory basis;

(2)        Excluding overtime, engagement awards, supplemental allowances and extraordinary items such as vehicle allowances, imputed earnings for life insurance over $50,000, gifts and awards paid to an Employee during a Plan Year for services rendered to the Company;

(3)        Including Before-Tax Contributions made to the Plan pursuant to Section 3.1 and before-tax contributions made to any other 401(k) plan maintained by the Company or to a cafeteria plan described in Code Section 125 or a qualified transportation fringe benefit plan described in Section 132(f) of the Code; and

(4)        Excluding severance pay paid to a Participant subsequent to the Participant’s termination of employment with the Company and all Affiliated Employers, and any other item of remuneration that is not Section 415(c)(3) Compensation.

(b)        Notwithstanding (a) above, for employees of Rio Tinto Energy of America, Compensation means:

(1)        for a salaried Employee, the regular base salary paid to the Employee during a Plan Year for services rendered to the Employer, and

(2)        for an hourly-paid Employee, his regular hourly wage for all hours worked or for which he is entitled to pay during a Plan Year for services rendered to the Employer, up to a maximum of 2,080 hours (such maximum to be prorated if the Plan Year is shorter than twelve months).  Credit for the number of hours

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 worked by an Employee in a pay period may be limited to the number arrived at by dividing 2,080 hours by the number of pay periods in a Plan Year;

(3)        Including Before-Tax Contributions made to the Plan pursuant to Section 3.1 and before-tax contributions made to any other 401(k) plan maintained by the Company or to a cafeteria plan described in Code Section 125 or a qualified transportation fringe benefit plan described in Section 132(f) of the Code; and

(4)        Excluding severance pay paid to a Participant subsequent to the Participant’s termination of employment with the Company and all Affiliated Employers, and any other item of remuneration that is not Section 415(c)(3) Compensation.

(c)        The maximum amount of Compensation that may be taken into account in any Plan Year shall not exceed the Annual Dollar Limit in effect for that year.

(d)        Effective for Plan Year commencing on or after July 1, 2007, Compensation recognized in any Plan Year shall be limited to Compensation described in the preceding provisions of this Section 1.19 paid in such Plan Year or within the period ending 2½ months after the end of such Plan Year; provided, however, that amounts received following severance from employment may be taken into account during the 2½-month period only if they would have been paid to the Participant if the Participant had continued in employment.

(e)        In the case of an IPP Participant who is deemed disabled and eligible for IPP Contributions under Section 3.3(c), Compensation means the Compensation the Participant would have received for the year if the Participant was paid at the base or hourly rate of Compensation paid immediately before becoming disabled, if such Compensation is greater than the Participant’s Compensation as otherwise determined by this Section 1.19.

1.20      Disability means a condition that entitles an Employee to receive disability benefits under a Company-sponsored long term disability plan or policy.

1.21      Dollar Limitation means $40,000, as adjusted for cost-of-living increases pursuant to Code Section 415(d).

1.22      Effective Date of this amendment and restatement means January 1, 2014; however, certain provisions of the Plan are effective at earlier or later dates as required by the Code or in Treasury Regulations or by an administrative change or Plan amendment.

1.23      Eligible Employee means an Employee of the Company, but excluding:

(a)        Any person who is included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and the Company if retirement benefits were the subject of good-faith bargaining and the agreement does not provide for such individual’s participation in the Plan; or

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(b)        Any person who is hired by U.S. Borax Inc. on or after September 1, 1987 to work exclusively on the Trinity Silver Mine Project; or

(c)        Any Leased Employee; or

(d)        Any Employee who is classified as a “part-time employee” or “temporary employee” who is not scheduled to work at least 1,000 Hours of Service in a 12 month period that begins on his Employment Commencement Date (or on an anniversary thereof) and who does not complete at least 1,000 Hours of Service in a 12-month period that begins on his Employment Commencement Date (or in any Plan Year commencing thereafter); or

(e)        Any Employee who is temporarily seconded from a foreign Affiliated Employer; provided, however, that (i) any such Employee who is a Participant in the Plan on December 31, 2002 shall continue to be an Eligible Employee subsequent to December 31, 2002 and until termination of his or her employment with the Company and (ii) any other such Employee who received a terms and conditions letter from the Company on or before December 31, 2002 that provided for participation in the Plan shall be an Eligible Employee subsequent to December 31, 2002 if he or she otherwise is an Employee; or

(f)        Any Special Project Employee, except in the event that a Special Project Employee completes at least 1,000 Hours of Service in a 12-month period that begins on his Employment Commencement Date (or in any Plan Year commencing thereafter), in which case the Special Project Employee will be an Eligible Employee; or

(g)        Any individual who performs services for the Company or any other organization that provides services to the Company under an agreement or agreement or arrangement (which may be written, oral, and/or evidenced by the Company’s payroll practice) with the Company or with any other organization that provides the services of the individual to the Company or an Affiliated Employer, pursuant to which the individual is treated as an independent contractor or is otherwise treated as an employee of an entity other than the Participating Company, irrespective of whether he/she is treated as an employee of the Company under common law employment principles, by any court or regulatory agency, or pursuant to the provisions of Section(s) 414(m), 414(n) or 414(o) of the Code; or

(h)        Any Employee who is participating in the Rio Tinto International Pension Fund; or

(i)         Any Employee who is an international transferee to the Company from a foreign Affiliated Employer, unless the Committee provides that such Employee is eligible to participate in this Plan; or

(j)         Any Employee whose employment with the Company is terminated as the result of a divestiture; or

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Notwithstanding the foregoing, an Eligible Employee will include an IPP Participant on Disability who has not had a termination of employment, without regard to whether such IPP Participant remains on the active payroll of the Company and without regard to whether such IPP Participant is scheduled to work at least 1,000 Hours of Service in a 12-month period.

1.24      Employee means any person receiving compensation for services rendered to the Company or an Affiliated Employer whose compensation is subject to United States federal income tax withholding and/or for whom Social Security contributions are made by the Company or an Affiliated Employer, including any Leased Employee, but excluding any person who serves solely as a director or independent contractor.

1.25      Employment Commencement Date means the first date as of which an Employee is credited with an Hour of Service with the Company or an Affiliated Employer.

1.26      ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.27      Fund means the fund consisting of After-Tax Contributions, Before-Tax Contributions, Company Matching Contributions, Investment Partnership Plan Contributions, Retirement Contributions, Rollovers Contributions and all investment earnings and losses thereon.  The Fund shall be composed of numerous different investment options.  The Investment Committee may change, add or delete investment options under the Plan from time to time.

1.28      Highly Compensated Employee means any Employee of the Company or an Affiliated Employer (whether or not eligible for participation in the Plan) who satisfies one or more of the following criteria:

(a)        During the current Plan Year or the preceding Plan Year, the Employee was at any time a 5% owner (as defined in Code Section 416(i)) of the Company or an Affiliated Employer; or

(b)        During the preceding Plan Year,

(1)        the Employee received Section 415(c)(3) Compensation in excess of received compensation in excess of the dollar limitation set forth in Code Section 414(q)(1)(B) in effect at the beginning of such year, and

(2)        was among the highest 20 percent of Employees for the preceding Plan Year when ranked by Section 415(c)(3) Compensation paid for that year excluding, for the purposes of determining the number of such Employees, such Employees as the Committee may determine on a consistent basis pursuant to Code Section 414(q) and Regulations thereunder.

Notwithstanding the foregoing, Employees who are nonresident aliens and who receive no earned income from the Company or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

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The provisions of this Section shall be further subject to such additional requirements as shall be described in Code Section 414(q) and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

1.29      Hour of Service means:

(a)        Each hour for which an Employee is paid or entitled to be paid for the performance of duties for the Company or an Affiliated Employer;

(b)        Each hour for which an Employee is paid or entitled to be paid by the Company or an Affiliated Employer, whether or not the employment relationship has terminated, on account of a period during which no duties were performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence, but not more than 501 hours for any single continuous period; and

(c)        Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Employer, excluding any hour credited under Sections 1.29(a) or 1.29(b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made.

No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers’ compensation or disability insurance laws.  No hours shall be credited for a payment that solely reimburses an Employee for medical or medically related expenses incurred by the Employee.  The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Section 2530.200b 2(b) and (c) and shall include periods prior to or subsequent to qualifying as an Employee.

1.30      Investment Committee means the investment committee described in Section 9.2.

1.31      Investment Partnership Plan Contributions means contributions made by the Company on behalf of Participants to the Plan pursuant to Section 3.3.

1.32      Investment Partnership Plan Contribution Account means a Participant’s account into which shall be credited Investment Partnership Plan Contributions and investment earnings and losses thereon.

1.33      IPP Participant means any Participant who is eligible to receive an Investment Partnership Plan Contribution pursuant to Section 3.3.

1.34      Leased Employee means any person (other than a person described in Code Section 414(n)(5)) who is not otherwise an Employee of the Company or an Affiliated Employer and who provides services to the Company or an Affiliated Employer (the “Recipient”) if:

(a)        Such services are provided pursuant to an agreement between the Recipient and a “leasing organization”;

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(b)        Such person has performed such services for the Recipient (or the Recipient and an Affiliated Employer) on a substantially full-time basis for a period of at least one year; and

(c)        Such services are performed under primary direction or control by the Recipient.

1.35      Leave of Absence means an absence authorized by the Company under its standard personnel practices as applied in a uniform and nondiscriminatory manner to all persons similarly situated, including, without limitation, an absence for the birth, adoption or placement of a child, to care for a Spouse or an immediate family member with a serious illness or for the Employee’s own illness pursuant to the Family and Medical Leave Act of 1993 and its regulations.

1.36      Non-Highly Compensated Employee means an individual who is not a Highly Compensated Employee.

1.37      Normal Retirement Age means age 65.

1.38      Participant means any person included for participation in the Plan as provided in Article 2 and any person who continues to have rights or continued rights under the Plan.

1.39      Participant Contributions means contributions made to the Plan by the Company on the Participant’s behalf, at the election of the Participant, in lieu of cash compensation, pursuant to Section 3.1(a).

1.40      Plan means the Rio Tinto America Inc. 401(k) Savings Plan and Investment Partnership Plan as set forth in this document and as amended from time to time.

1.41      Plan Administrator means the Committee.

1.42      Plan Committee means the Committee and/or the Investment Committee as applicable.

1.43      Plan Year means a 12-month period beginning each January 1 and ending each December 31.

1.44      Qualified Matching Contributions (QMAC) means that portion of Company Matching Contributions so designated by the Company as Qualified Matching Contributions under Section 3.9.

1.45      Qualified Non-Elective Contributions (QNEC) means any contributions to the Plan for the Plan Year made by the Company that satisfy Section 3.8.  Qualified Non-Elective Contributions shall be fully vested when made and shall be subject to the restrictions of Code Section 401(k)(2)(B).

1.46      Reemployment Commencement Date means the date an Employee is first credited with an Hour of Service following a prior one-year Break in Service.

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1.47      Retirement Contributions means the nonelective contributions made on behalf of a participant under the Borax 401(k) Plan, and any investment income and losses thereon.

1.48      Retirement Contributions Account means a Participant’s Account under the Borax 401(k) Plan, which was credited with Retirement Contributions made on behalf of the Participant under the Borax 401(k) Plan, and any investment income and losses thereon.

1.49      Retirement Plan means the Rio Tinto America Inc. Retirement Plan, as amended from time to time.

1.50      Rollover Account means a Participant’s account into which shall be credited rollovers made to the Plan pursuant to Section 3.10 and investment income and losses thereon.

A Participant’s Rollover Account shall also include any amounts attributable to a rollover to a Prior Plan or to a rollover that was transferred:  (1) to the U.S. Borax Plan from the Borax 401(k) Plan, (2) to the Kennecott Plan from the NERCO Savings and Investment Plan, the Cordero Mining Co. Employees’ Retirement Plan (money purchase pension plan), the Colowyo Coal Company L.P. Employees Savings and Investment Plan or the Caballo Rojo, Inc. Savings Plan, or (3) to the Luzenac Plan from the Cyprus Minerals Company Savings Plan and Trust or the Costain Consolidated 401(k) Retirement Plan (and any predecessor to such plan).

1.51      Rollover Contributions means contributions to the Plan by an Employee of a distribution from a qualified plan under Code Section 402(c); a distribution from a qualified annuity plan under Code Section 403(a)(4); a distribution from a tax sheltered annuity plan under Code Section 403(b)(8); a distribution from an eligible deferred compensation plan described in Code Section 457(b) which is maintained by an eligible employer described in Code Section 457(e)(1)(A), under Code Section 457(e)(16); or a distribution from an individual retirement account or annuity under Code Section 408(d)(3)(A)(ii); however, “Rollover Contributions” shall not include any distribution or portion of a distribution that includes after tax contributions.  The contribution may be a “direct rollover.”  A “direct rollover” is a voluntary, direct transfer of assets to this Plan, from another qualified retirement plan, that is nontaxable under Code Sections 402(c) and 401(a)(31).

1.52      Section 415(C)(3) Compensation means compensation reported as wages within the meaning of Code Section 3401(a) and all other payments of compensation to an employee by the Company (in the course of the Company’s trade or business) for which the Company is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052.  For this purpose, Section 415(c)(3) Compensation shall be determined without regard to any rules under  Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

Section 415(c)(3) Compensation recognized in any Plan Year shall be limited to compensation paid in such Plan Year or within 2½ months after the end of such Plan Year; provided, however, that amounts received following severance from employment may be taken into account during the 2½ month-period only if they would have been paid to the Participant if the Participant had continued in employment.

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1.53      Special Project Employee means a person who is hired to work on a specific project.

1.54      Sponsor means Rio Tinto America Inc.

1.55      Spousal Consent means written notarized consent given by a Participant’s Spouse to the Participant’s election specifying a form of benefit, to designating the Participant’s Beneficiary.  The specified form or designated Beneficiary shall not be changed unless further Spousal Consent is given or unless the Spouse expressly waives the right to consent to any future changes.  Spousal Consent shall be applicable only to the particular Spouse who provides such consent.

1.56      Spouse means an individual who is legally married to a Participant as recognized under federal tax law.

1.57      Three Forks Hourly Represented Employee means an hourly represented Employee of Luzenac America Inc. who works or worked at the Three Forks Plant.

1.58      Three Forks IPP Contributions means Company Contributions made to Three Forks IPP Participants.

1.59      Three Forks IPP Contributions Account means a Participant’s account into which shall be credited Three Forks IPP Contributions and investment earnings and losses thereon.

1.60      Three Forks IPP Participant means any Participant who was eligible to receive Three Forks IPP Contributions.

1.61      Transferred Employee means an Employee described in Section 2.2(b).

1.62      Trustee means the trustee that holds the Fund, as provided in Article 10.

1.63      USERRA means the Uniformed Service Employees Reemployment Rights Act, as amended.

1.64      Valuation Date means the date or dates in each calendar month on which any valuation is made.  Procedures shall be established by the Committee for determining Valuation Dates, which shall apply for allocations, withdrawals, distributions or other relevant purposes.  Valuation Dates need not be the same for all purposes.

1.65      Year of Service means a 12-month period (measured initially from the Employee’s Employee Commencement Date or, if applicable, Reemployment Commencement Date, to the first anniversary of such date, and thereafter to each successive anniversary date) during which an Employee earns at least 1,000 Hours of Service.  Once an Employee earns at least 1,000 Hours of Service, he will be deemed to have earned 1,000 Hours of Service in subsequent years for vesting purposes.

The following rules shall apply in determining a Participant’s Years of Service, if the Participant is reemployed by the Company or an Affiliated Employer after one or more Breaks-in-Service.

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(a)        In the case of a Participant who is reemployed before the occurrence of 5 consecutive Breaks-in-Service, both pre-break and post-break Years of Service will count in vesting the Participant’s Account.

(b)        In the case of Participant who is re-employed after the occurrence of 5 or more consecutive Breaks-in-Service, his or her pre-break Years of Service will not be counted in determining unless he or she had a nonforfeitable interest in his or her Account prior to the Break-in-Service.

*  *  *  *  End of Article 1  *  *  *  *

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Article 2.
ELIGIBILITY AND PARTICIPATION

2.1        Eligibility and Participation.

(a)        Each Participant in this Plan on December 31, 2013 shall continue to be eligible to participate on January 1, 2014, provided that he or she is still an Eligible Employee.

(b)        Each Employee who is classified as a “full-time employee and who is scheduled to complete at least 1,000 Hours of Service during a Plan Year that begins on or after his Employment Commencement Date shall become eligible to participate in the Plan on the later of (i) his Employment Commencement Date, or (ii) the date he becomes an Eligible Employee.

(c)        Each Employee who is classified as a “part-time employee” or “temporary employee” who (i) completes 1,000 Hours of Service during the 12-month period that begins on his Employment Commencement Date or during any Plan Year commencing after his Employment Commencement Date, and (ii) has been an Employee for at least one year, shall be eligible to participate in the Plan on the first day of the calendar month coincident with or next following the date he completes 1,000 Hours of Service.

(d)        Each Special Project Employee who (i) completes 1,000 Hours of Service during the 12-month period that begins on his Employment Commencement Date or during any Plan Year commencing after his Employment Commencement Date, and (ii) has been an Employee for at least one year, shall be eligible to participate in the Plan on the first day of the calendar month coincident with or next following the date he completes 1,000 Hours of Service.

(e)        If a former Participant is rehired, he shall be eligible to participate in the Plan on (i) his Reemployment Commencement Date, or (ii) the date he again becomes an Eligible Employee, whichever occurs later.

(f)        Each IPP Participant who is deemed Disabled after April 1, 2007 shall continue to participate in Investment Partnership Plan Contributions under Section 3.3 if he has earned at least five years of Service at the time of his Disability, and has not yet had a termination of employment with the Company.

2.2        Transferred Participants.

(a)        A Participant who remains in the employ of the Company or an Affiliated Employer but who ceases to be an Eligible Employee shall continue to be an inactive Participant in the Plan but he shall not be eligible to make After-Tax Contributions and Before-Tax Contributions or be credited with an allocation of Company Contributions while his employment status is other than that of an Eligible Employee.

(b)        An Employee who transfers from non-covered employment or from an Affiliated Employer and becomes an Eligible Employee shall become eligible to participate in

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 the Plan on the later of:  (i) the date he transfers from non-covered employment, or (ii) the date he becomes an Eligible Employee, but in no event earlier than (iii) the date on which he satisfies the service eligibility requirements of this Plan, crediting such service in non-covered employment or with the Affiliated Employer as if it were service as an Eligible Employee.

2.3        Account Transfers.

(a)        In the absence of any need for Participant waivers of benefits and rights protected under Section 411(d)(6) of the Code, the account of any Transferred Employee who participated in the Borax 401(k) Plan, the Kennecott Utah Copper Savings Plan for Represented Employees (“KUC Plan”), or any other collectively bargained 401(k) plan covering hourly paid employees shall be transferred directly to this Plan as soon as practicable following the Transferred Employee’s change in status to Eligible Employee.  The total value of the Transferred Employee’s accounts (including any outstanding loan balance) shall be accounted for as follows:

(1)        His transferred After-Tax Contributions adjusted for investment gains and losses shall be credited to his After-Tax Account;

(2)        His transferred Before-Tax Contributions adjusted for investment gains and losses shall be credited to his Before-Tax Account; and

(3)        His transferred rollovers adjusted for investment gains and losses shall be credited to his Rollover Account.

(4)        His transferred Retirement Contributions adjusted for investment gains and losses shall be credited to his Retirement Contributions Account.

(5)        His transferred KUC Plan Company contribution accounts adjusted for investment gains and losses shall be credited to his Company Matching Contribution Account.

(b)        Transferred accounts shall be subject to the same conditions, rights and features as all other like contributions under the Plan.  Except to the extent determined above, accounts may not be transferred between this Plan and the plans of Affiliated Employers prior or upon Participant’s termination of employment with the Company and all Affiliated Employers.

2.4        Termination of Participation.  An Eligible Employee’s participation in the Plan shall terminate on the date he terminates employment with the Company and all Affiliated Employers unless the Participant is entitled to benefits under the Plan, in which event his participation shall terminate when all those benefits have been distributed to him or, in the event of his death, to his Beneficiaries.

*  *  *  *  End of Article 2  *  *  *  *

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Article 3.
CONTRIBUTIONS

3.1        Participant Contributions.

(a)        Participant Contributions.

(1)        General Rules.  A Participant may elect to defer the receipt of a portion of his Compensation during a Plan Year and contribute such amount to the Plan as Participant Contributions.  Participant Contributions may be made in whole percentages of Compensation received in a pay period.  Participant Contributions shall be allocated to the applicable Participant Accounts.

(2)        Limits.  A Participant’s Contributions in a Plan Year shall be at least 1% and shall not exceed 50% of the Participant’s Compensation.  The sum of a Participant’s Participant Contributions to this Plan and similar contributions to any other plan containing a qualified cash or deferred arrangement that is maintained by the Company or an Affiliated Entity shall not exceed the Code Section 402(g) limit on elective deferrals, as may be adjusted pursuant to Code Section 402(g)(4), in any calendar year.

(3)        Participant Elections.  Participant Contributions shall be made according to rules prescribed by the Committee, and may be made on and after the first day of any month but only after the Participant has authorized the deduction of such contributions from his Compensation.  Such authorization shall remain in effect until revoked or changed by the Participant.  The Participant may change such authorization as of the first pay period following receipt of the Participant’s change of authorization in accordance with its procedures with respect to such changes.  To be effective, any authorization, change of authorization, or notice of revocation must be submitted in accordance with procedures established by the Committee according to such restrictions and requirements as the Committee prescribes.  A Participant who is no longer an Eligible Employee must re-enroll in the Plan and make a new election under this Section 3(a) after becoming an Eligible Employee.

(b)        Rollover Contributions.  The Committee may authorize the Trustee to accept before-tax and after-tax Rollover Contributions from Eligible Employees.  Rollover Contributions may be made by any Eligible Employee; however, such Eligible Employee shall not be entitled to receive an allocation of any Company Contributions or to make Participant Contributions until he has satisfied the applicable eligibility and participation requirements of Sections 2.1 and 3.1(a).  Rollover Contributions shall be allocated to Rollover Accounts.

(c)         Direct Transfers.  The Committee may authorize the Trustee to accept the direct transfer of assets from the trustee or funding agent of another qualified retirement plan (the “Transferor Plan”) attributable to the participation under the Transferor Plan of an Employee.  Nevertheless, no amount may be transferred to this Plan, directly or

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indirectly, from a plan required to provide automatic survivor benefits pursuant to Code Section 401(a)(11), or annuity rights.  Direct transfers may be made on behalf of any Employee; however, such Employee shall not be entitled to receive an allocation of Company Contributions or to make Participant Contributions until he has satisfied the applicable eligibility and participation requirements of Sections 2.1 and 3.1(a).  The Committee shall authorize such a direct transfer only if the Transferor Plan is a plan qualified under Code Section 401(a); the Committee may require such proof of qualified status from the Employee as it considers necessary.  All direct transfers shall be made in cash pursuant to such procedures, rules, and regulations as the Committee may adopt from time to time.  No amounts representing “qualified voluntary employee contributions” within the meaning of Code Section 219(e) may be directly transferred to this Plan.  All amounts transferred to this Plan pursuant to this section shall be fully vested at all times.  The Employee shall provide adequate documentation establishing the appropriate designation(s) of the amounts directly transferred to this Plan.  Amounts subject to the distribution rules of Code Section 401(k)(2)(B)(i) shall be allocated to the Employee’s Participant Contributions account.  Amounts attributable to rollover contributions or employer contributions (other than amounts subject to the distribution rules of Code Section 401(k)(2)(B)(i)) shall be allocated to the Employee’s Rollover Contributions account.  Such amounts shall thereafter share in the increase or decrease in the net worth of the Trust Fund, and shall be subject to the individual’s investment directions in accordance with the Trust agreement.

(d)         Direct Rollovers.  The Committee may authorize the Trustee to accept before-tax and after-tax “direct rollovers” from Employees.  A “direct rollover” is a voluntary, direct transfer of assets to this Plan from another qualified retirement plan that is nontaxable under Code Sections 402(c) and 401(a)(31).  Direct rollovers may be made by any   Employee; however, such  Employee shall not be entitled to receive an allocation of any Company Contributions or to make Participant Contributions until he has satisfied the applicable eligibility and participation requirements of Sections 2.1 and 3.1(a).  Direct rollovers shall be allocated to Rollover Contributions accounts.

(e)        Miscellaneous Repayments.  A Participant shall repay any loan pursuant to Section 7.8.  A rehired Participant may repay a prior distribution in order to recoup a prior forfeiture, as described in Section 6.7.

(f)        Elective Catch-Up Contributions for Individuals Age 50 and Over.  Participants who have attained age 50 or over before the end of the Plan Year are permitted to contribute an additional pre-tax contribution for such Plan Year in accordance with Code Section 414(v) and not exceeding the limitation prescribed by Code Section 414(v).  A Participant’s authorization to make a Catch-Up Contribution shall remain in effect until revoked or changed by the Participant.  The Catch-Up Contribution shall not be treated as a Participant Contribution for matching purposes and shall not be treated as an Annual Addition.  The Catch-Up Contribution shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.  The Plan shall not be treated as failing

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to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of such Catch-Up Contribution.  Catch-Up Contributions shall be allocated to the Participant’s Before-Tax Account.

3.2        Company Matching Contributions.

(a)        The Company shall contribute to the Plan, on behalf of each Participant, an amount equal to the applicable matching percentage specified in subsection (b) below of the After-Tax Contributions and/or Before-Tax Contributions made by or on behalf of the Participant pursuant to Section 3.1 which, when combined, are not in excess of 6% of his Compensation for each payroll period.

(b)        The applicable matching percentage under this Section is as follows:

(1)        in the case of a Participant who is an Employee of a Participating Employer or Former Participating Employer identified in Appendix A, and not mentioned in (2), (3), (4) or (5) below, 100%.

(2)        In the case of a Participant who is a salaried Employee of Luzenac America, Inc., 100%.

(3)        In the case of a Participant who is an hourly non-represented Employee of Luzenac America, Inc:

(A)        Prior to January 1, 2007, 70%; and
(B)        On and after, January 1, 2007, 100%.

(4)        In the case of a Participant who is an hourly Employee of Luzenac America, Inc. located at the Three Forks Mill and who is represented by the United Cement, Lime, Gypsum and Allied Workers Division of the International Brotherhood of Boilermakers:

(A)        On and after August 1, 2003 and prior to August 1, 2005, 45%;
(B)        On and after August 1, 2005, 50%;
(C)        On and after August 1, 2006, 65%; and
(D)        On or after August 1, 2010, 75%.

(5)        In the case of a Participant who is an hourly Employee of Luzenac America, Inc. located at the Vermont operations and who is represented by the United Cement, Lime, Gypsum and Allied Workers Division of the International Brotherhood of Boilermakers:

(A)        On or after May 12, 2004 and prior to May 12, 2006, 40%, and

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(B)        On or after May 12, 2006, 45%.

3.3        Investment Partnership Plan Contributions.

(a)        Effective on and after April 1, 2007, the Company shall make Investment Partnership Plan Contributions on behalf of Participants who meet the following requirements:

(1)        He is an Employee (other than an Employee covered by a collective bargaining agreement) of a Participating Employer or former Participating Employer as identified in Appendix A, but excluding any Employee who is a transferee from Alcan Primary Products prior to September 30, 2012, and excluding any Employee who is a transferee from Alcan Corporation, its subsidiaries and affiliates, prior to December 31, 2012; and

(2)        The Employee meets one of the following conditions:

(A)        first became a Participant in this Plan on or after April 1, 2007;
(B)        is a former Participant in the Plan who resumed participation in the Plan on or after April 1, 2007; or
(C)        was a Participant in this Plan on March 31, 2007 but was not an eligible employee in the Retirement Plan on such date; or
(D)        (I) was both a Participant in this Plan and an eligible employee in the Retirement Plan on March 31, 2007 and (II) made an irrevocable election during the period from April 1, 2007 through September 30, 2007 (in the manner prescribed by the Committee) to receive Investment Partnership Plan Contributions under this Plan in lieu of continuing to accrue benefit service under the Retirement Plan.  A Participant who made the election described in this clause became eligible for Investment Partnership Plan Contributions effective as of October 1, 2007.

(b)        The amount to be allocated to the Plan on behalf of each Employee who is an IPP Participant shall be equal to:

(1)        6% of such IPP Participant’s Compensation for the Plan Year up to the Social Security Wage base (as determined under Section 230 of the Social Security Act) in effect for such Plan Year; and

(2)        11.7% of such IPP Participant’s Compensation for the Plan Year in excess of the Social Security Wage base (as determined under Section 230 of the Social Security Act) in effect for such Plan Year.

(c)        In the case of an IPP Participant who experiences a Disability after he has earned at least five Years of Service, the Company shall continue to make Investment Partnership Plan Contributions on his behalf during the period of such Disability

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 and until termination of employment, based on such Participant’s base or hourly Compensation as of the date of such Disability.

3.4        Timing of Contributions.

(a)        After-Tax Contributions, Before-Tax Contributions, and Catch-up Contributions made in accordance with Section 3.1 shall be forwarded to the Trustee as soon as practicable after the end of each payroll period but in no event later than the due dates specified in applicable Department of Labor regulations.

(b)        Company Matching Contributions and Investment Partnership Plan Contributions made in accordance with Sections 3.2 and 3.3 will be forwarded to the Trustee as such times as may be determined by the Company, but not later than the due date (including extensions) prescribed by law for filing the Company’s federal income tax return for the taxable year for which such Company Contributions are claimed as an income tax deduction.

(c)        Notwithstanding the foregoing, Investment Partnership Plan Contributions may be forwarded to the Trustee, and allocated to Participants’ Accounts (subject to the limitations described in Section 3.5, or any other applicable Plan limits), on a payroll period basis.

3.5        Limitation on Annual Additions.

(a)        The Annual Additions to a Participant’s Account(s) in this Plan and any other defined contribution plan maintained by the Company or an Affiliated Employer for any Limitation Year shall not exceed, in the aggregate, the lesser of (i) 100% of such Employee’s Compensation or (ii) the applicable Dollar Limitation.  The 100% limit shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 415(l) or Code Section 419A(d)(1)) that is otherwise treated as an Annual Addition.

(b)        If, as a result of a reasonable error in estimating Compensation, or as a result of the allocation of forfeitures, or as a result of other facts and circumstances, the Annual Additions to a Participant’s account(s) would, but for this section, exceed the foregoing limits, the Annual Additions shall be reduced, to the extent necessary, in the following order: unmatched Participant Contributions, matched Participant Contributions and the corresponding Company Matching Contributions.  In the alternative, the error may be corrected pursuant to any other method recognized in applicable Treasury Department or Department of Labor guidance.  If correction is made pursuant to this Section 3.5(b), the Company shall pay any reduction in Participant Contributions, together with earnings attributable to the refunded Participant Contributions, to the Participant as soon as administratively practicable, subject to any withholding.  The amount of any reduction of Company Contributions shall be placed in a suspense account in the Trust Fund and used to reduce Company Contributions to the Plan or to pay reasonable Plan expenses.  The following rules shall apply to the suspense account:  (A) no further Company Contributions may be made

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 if the allocation thereof would be precluded by Code Section 415; (B) any increase or decrease in the net value of the Trust Fund attributable to the suspense account shall not be allocated to the suspense account, but shall be allocated to the remainder of the Trust Fund; and (C) all amounts held in the suspense account shall be allocated as of each succeeding allocation date on which forfeitures may be allocated pursuant to Section 6.6 (and may be allocated more frequently if the Committee so directs), until the suspense account is exhausted.  Any Excess Annual Additions shall be corrected only through the Employee Plans Compliance Resolution System.

3.6        Contribution Limits for Highly Compensated Employees (ADP Test).

(a)        Limits on Contributions.  Notwithstanding any provision in this Plan to the contrary, the actual deferral percentage (“ADP”) test of Code Section 401(k)(3) shall be satisfied.  Code Section 401(k), the regulations issued thereunder, and Internal Revenue Service guidance issued thereunder are hereby incorporated by reference.  The ADP test shall be performed using the prior year testing method.

(b)        Permissible Variations of the ADP Test.  To the extent permitted by the regulations under Code Sections 401(m) and 401(k), Participant Contributions and QNECs may be used to satisfy the ACP test of Section 3.77 if they are not used to satisfy the ADP test.

(c)        Advance Limitation of Participant Contributions or Company Matching Contributions.  The Committee may limit the Participant Contributions of any Highly Compensated Employee (or any Employee expected to be a Highly Compensated Employee) at any time during the Plan Year (with the result that his share of Company Matching Contributions may be limited).  This limitation may be made, if practicable, whenever the Committee believes that the limits of this section or Sections 3.5 or 3.7 will not be satisfied.

(d)        Corrections to Satisfy Test.  If the ADP test is not satisfied, the Company shall decide which one or more of the following methods shall be employed to satisfy the ADP test:

(1)        the Company may make QNECs to the Plan, pursuant to Section 3.8, within 2½ months after the close of the Plan Year if possible, and in no event later than 12 months after the close of the Plan Year.

(2)        Participant Contributions of Highly Compensated Employees may be returned to Highly Compensated Employees, without the consent of either a Highly Compensated Employee or his Spouse, subject to the rules of Section 3.6(e).  Any such return shall be made within 2½ months after the close of the Plan Year if possible, and in no event later than 12 months after the close of the Plan Year.  Company Matching Contributions attributable to such returned amounts shall be forfeited.  Unmatched Participant Contributions shall be returned first.

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(e)         Determining Amounts Returned.  If the ADP test is not satisfied and the Company elects to return contributions pursuant to paragraph (d)(ii) above, the following procedure shall be applied to determine the amounts returned.  First, the aggregate excess contribution for all Highly Compensated Employees as a group shall be determined by calculating the amount by which the Participant Contributions of the Highly Compensated Employee(s) with the highest actual deferral ratio (as defined in Code Section 401(k)) must be reduced until the actual deferral ratio for such Highly Compensated Employee(s) is reduced to the greater of (i) the actual deferral ratio that causes the ADP test to be satisfied or (ii) the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio.  The calculation described in the preceding sentence shall be continued until the ADP test is satisfied.  The aggregate excess contribution shall be equal to the sum of the amounts by which the Highly Compensated Employees’ Participant Contributions must be reduced to cause the ADP test to be satisfied.  Next, the Highly Compensated Employee(s) with the largest dollar amount of Participant Contributions shall have an amount returned equal to the lesser of (i) the amount that will cause the dollar amount of such Highly Compensated Employee(s)' Participant Contributions to equal the dollar amount of Participant Contributions of the Highly Compensated Employee(s) with the next lowest amount of Participant Contributions or (ii) the amount of the aggregate excess contribution.  Highly Compensated Employees who have contributed the same dollar amount of Participant Contributions shall have an equal dollar amount of Participant Contributions returned.  This procedure shall be repeated until the aggregate excess contribution is exhausted.  The amounts returned shall be reduced by any amounts previously returned for the Plan Year.  The amounts returned shall be adjusted to reflect any increase or decrease in the net worth of the Trust Fund attributable to such contributions through the last day of the Plan Year.  The Company may use any reasonable method to calculate the adjustment, provided that the method does not violate Code Section 401(a)(4) and is used consistently for allocating income or loss to Participant accounts and for all corrective distributions under the Plan for the Plan Year.

3.7        Contribution Limits for Highly Compensated Employees (ACP Test).

(a)        Limits on Contributions.  Notwithstanding any provision in this Plan to the contrary, the actual contribution percentage (“ACP”) test of Code Section 401(m)(2) shall be satisfied.  Code Section 401(m), the regulations issued thereunder, and Internal Revenue Service guidance issued thereunder are hereby incorporated by reference.  The ACP test shall be performed using the prior year testing method.

(b)        Permissible Variations of the ACP Test.  To the extent permitted by the regulations under Code Sections 401(m) and 401(k), Participant Contributions and QNECs may be used to satisfy this test if not used to satisfy the ADP test of Section 3.66.

(c)        Corrections to Satisfy Test.  If the ACP test is not satisfied, the Committee shall decide which one or more of the following methods shall be employed to satisfy the ACP test:

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(1)        the Company may make QNECs to the Plan, pursuant to Section 3.88, within 2½ months after the close of the Plan Year if possible, and in no event later than 12 months after the close of the Plan Year.

(2)        the non-vested Company Matching Contributions allocated to Highly Compensated Employees as of any date during the Plan Year may be forfeited as of the last day of the Plan Year, subject to the rules of Section 3.7(d).  For this purpose, the vested percentage is determined as of the last day of the Plan Year; the vested percentage of any QMAC is the vested percentage that would have applied to such contribution if it had not been designated as a QMAC.  Any such forfeiture shall be made within 2½  months after the close of the Plan Year if possible, and in no event later than 12 months after the close of the Plan Year.

(3)        those vested Company Matching Contributions and those Participant Contributions that are taken into account for this ACP test for any Highly Compensated Employee may be returned to such Highly Compensated Employee, without the consent of either the Highly Compensated Employee or his Spouse, subject to the rules of Section 3.7(d).  Any such return of Participant Contributions or vested Company Matching Contributions shall be made within 2½ months after the close of the Plan Year if possible, and in no event later than 12 months after the close of the Plan Year.

(d)        Determining Amount Returned or Forfeited.  If the ACP test is not satisfied and the Company elects to forfeit or return certain Company Matching Contributions pursuant to paragraphs (c)(ii) or (c)(iii) above, the following procedure shall be applied to determine the amounts returned or forfeited.  First, the total excess aggregate contribution for all Highly Compensated Employees as a group shall be determined by calculating the amount by which the Company Matching Contributions of the Highly Compensated Employee(s) with the highest actual contribution ratio (as defined in Code Section 401(m)) must be reduced until the actual contribution ratio for such Highly Compensated Employee(s) is reduced to the greater of (i) the actual contribution ratio that causes the ACP test to be satisfied or (ii) the actual contribution ratio of the Highly Compensated Employee with the next highest contribution ratio.  The calculation described in the preceding sentence shall be continued until the ACP test is satisfied.  The total excess aggregate contribution shall be equal to the sum of the amounts by which the Highly Compensated Employee(s)' Company Matching Contributions must be reduced to cause the ACP test to be satisfied.  Next, the Highly Compensated Employee(s) with the largest dollar amount of Company Matching Contributions shall have an amount returned or forfeited equal to the lesser of (i) the amount that will cause the dollar amount of such Highly Compensated Employee(s)' Company Matching Contributions to equal the dollar amount of Company Matching Contributions of the Highly Compensated Employee(s) with the next lowest amount of Company Matching Contributions or (ii) the amount of the total excess aggregate contribution.  Highly Compensated Employees who have the same amount of Company Matching Contributions

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shall have an equal amount of Company Matching Contributions returned or forfeited.  This procedure shall be repeated until the total excess aggregate contribution is exhausted.  The process shall apply to only those Highly Compensated Employees who are not 100% vested in their Company Contributions account for purposes of forfeiting Company Matching Contributions.  The amounts returned or forfeited shall be adjusted to reflect any increase or decrease in the net worth of the Trust Fund attributable to such contributions through the last day of the Plan Year.  The Company may use any reasonable method to calculate the adjustment, provided that the method does not violate Code Section 401(a)(4) and is used consistently for allocating income or loss to Participant accounts and for all corrective distributions under the Plan for the Plan Year.

(e)         Coordination with Top-Heavy Provisions.  Any Company Matching Contributions used to satisfy the minimum contribution requirement for Non-Key Employees under Section 11.6 shall not be a part of this ACP test.

3.8        QNECs.  QNECs shall satisfy all of the following requirements:

(a)        QNECs shall be made within 2½ months after the close of the Plan Year to which they apply, if possible, and in no event later than 12 months after the close of such Plan year.  QNECs shall be nonforfeitable and subject to the restrictions of Code Section 401(k)(2)(B) and (C) when made.  QNECs must be nondiscriminatory and must satisfy the requirements of Treas. Reg. Section 1.401(k) 2(a)(4) and (6) when they are contributed to the Plan.

(b)        As of the last day of each Plan Year, the Committee shall allocate the QNECs for such Plan Year.  These amounts shall be allocated to the Participant Contributions accounts of all Non Highly Compensated Employees who are Participants, in the proportion that the Compensation of each eligible Participant for the Plan Year bears to the sum of the Compensation of all eligible Participants for the Plan Year.

(c)        QNECs shall be treated as Company discretionary contributions for purposes of calculating the percentage of Compensation for Key Employees and Non Key Employees of Section 11.6.

(d)        QNECs shall be treated as Participant Contributions if a Highly Compensated Employee’s Annual Additions must be reduced pursuant to Section 3.55.

3.9        QMACs.  QMACs shall satisfy the following requirements:

(a)        The Company may designate all or any portion of any Participant’s allocation of Company Matching Contributions as QMACs.  Such designation shall be made before such contributions are made to the Trust Fund.

(b)        QMACs shall be allocated to Participant Before-Tax Accounts.

3.10      Return of Contributions.  Upon request of the Company, the Trustee shall return:

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(a)        To the Company, any Company Contribution made under a mistake of fact.  The amount that shall be returned shall not exceed the excess of the amount contributed (reduced to reflect any decrease in the net worth of the Trust Fund attributable thereto) over the amount that would have been contributed without the mistake of fact.  Appropriate reductions shall be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts.  However, no contribution shall be returned to the extent that such reduction would reduce the account of a Participant to an amount less than the balance that would have been credited to his account had the contribution not been made.  Any contribution made under a mistake of fact shall be returned within one year after the date of payment.

(b)        To the Company, any Company Contribution or Participant Contribution that is not deductible under Code Section 404.  The Company shall pay any returned Participant Contribution to the appropriate Participant as soon as administratively practicable, subject to any required withholding.  All contributions under the Plan are expressly conditioned upon their deductibility for federal income tax purposes.  The amount that shall be returned shall be the excess of the amount contributed (reduced to reflect any decrease in the net worth of the Trust Fund attributable thereto) over the amount that would have been contributed if there had not been a mistake in determining the deduction.  Appropriate reductions shall be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts.  However, no contribution shall be returned to the extent that such reduction would reduce the account(s) of a Participant to an amount less than the balance that would have been credited to his account(s) had the contribution not been made.  Any contribution conditioned on its deductibility shall be returned within one year after it is disallowed as a deduction.

In the event that Before-Tax Contributions, Catch-Up Contributions or After-Tax Contributions are returned to the Company in accordance with this Section 3.10, the elections to reduce Compensation, which were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made.  The Before-Tax Contributions, Catch-Up Contributions or After-Tax Contributions so returned shall be distributed in cash to those Participants for whom those Contributions were made.

3.11      Makeup Contributions Relating to Period of Uniformed Services Duty.

(a)        Without regard to any limitations on contributions set forth in this Article 3, a Participant who is reemployed after a period of service in the uniformed services of the United States and who is credited with an Hour of Service because of such service may elect to contribute to the Plan the Before-Tax Contributions, Catch-Up Contributions and/or After-Tax Contribution that could have been contributed to the Plan in accordance with the provisions of the Plan had he remained continuously employed by the Company throughout such period of absence (“make-up contributions”).  The amount of make up contributions shall be determined on the basis of the Participant’s Compensation in effect immediately prior to the period of absence, and the terms of the Plan at such time.  Any Before-Tax Contributions,

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Catch-Up Contributions and/or After-Tax Contributions so determined shall be limited as provided in this Article 3 with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year in which payment is made.  Any payment to the Plan described in this Section 3.11 shall be made during the period, beginning with the date of reemployment whose duration is the lesser of 3 times the period of absence or 5 years.  Investment earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made in accordance with the provisions of Article 4.

(b)        With respect to a Participant who makes the election described in Section 3.11(a), the Company shall make Company Matching Contributions on the make-up contributions in the amount described in the provisions of Section 3.2, as in effect for the Plan Year to which such make-up contributions relate.  Company Matching Contributions under this Section 3.11(b) shall be made during the period described in Section 3.11(a).  Investment earnings (or losses) on Company Matching Contributions shall be credited commencing with the date the contributions are made in accordance with the provisions of Article 4 and no adjustment shall be made for lost earnings or investment gains.  Any limitations on Company Matching Contributions described in Sections 3.2 and 3.7 shall be applied with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year or Plan Years in which payment is made.

(c)        With respect to an IPP Participant described in Section 3.11(a) (whether or not such IPP Participant elects to make make-up contributions to the Plan pursuant to Section 3.11(a)), the Company shall make Investment Partnership Plan Contributions in the amount described in the provisions of Section 3.3, as in effect for the Plan Year or Years in which such absence occurs.  Investment Partnership Plan Contributions under this Section 3.11(c) shall be made during the period described in Section 3.11(a).  Investment earnings (or losses) on Investment Partnership Plan Contributions shall be credited commencing with the date the contributions are made in accordance with the provisions of Article 4 and no adjustment shall be made for lost earnings or investment gains.  Any limitations on Investment Partnership Plan Contributions described in Section 3.3 shall be applied with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year or Plan Years in which payment is made.

(d)        All contributions under this Section 3.11 are considered “annual additions,” for purposes of Section 3.10, and shall be limited in accordance with the provisions of Section 3.10 with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year in which payment is made.

*  *  *  *  End of Article 3  *  *  *  *

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Article 4.
INVESTMENT OF CONTRIBUTIONS

4.1        Investment Options.

Contributions to the Plan shall be invested in one or more of the investment options under the Plan.  Effective December 20, 2013, a Company Stock Fund must be one of the investment options available for investment by Participants under the Plan.  The Company Stock Fund is an investment fund designated for investment in the common stock of the Company (“Company Stock”).  This Plan is intended to be an “eligible individual account plan” described in Section 407(d) of ERISA and accordingly permits more than ten percent (10%) of the fair market value of Plan assets to be invested in Company Stock.

Effective on and after December 20, 2013, a Participant may direct up to a maximum of 20% of the total amount of the Participant’s After-Tax Contributions, Before-Tax Contributions or Catch-Up Contributions into the Company Stock Fund.  A Participant who directs more than 20% of the Participant’s After-Tax Contributions, Before-Tax Contributions or Catch-Up Contributions into the Company Stock Fund will have any amount in excess of 20% redirected into the available target date fund based on the Participant’s age.

At no point will any holdings in a Participant’s Company Stock Fund be liquidated on behalf of the Participant, even if the Participant’s total Account exceeds the 20% threshold effective as of December 20, 2013 or on account of a transfer of accounts from another plan of the Company or Affiliated Employer.

4.2        Investment of Participant’s Accounts.

(a)        A Participant shall direct that the total of his After-Tax Contribution and/or his Before-Tax Contributions made pursuant to Section 3.1 shall be invested in 1% increments in one or more of the investment options.

(b)        Company Matching Contributions made pursuant to Section 3.2 shall be invested in 1% increments in one or more of the investment options in accordance with the election made under Section 4.2(a).  Effective on and after December 20, 2013, a maximum of 20% of the total amount of the Company Matching Contributions may be invested into the Company Stock Fund.  A Participant who directs more than 20% of his After-Tax Contributions, Before-Tax Contributions or Catch-Up Contributions into the Company Stock Fund will have any amount of the Company Matching Contributions allocated in excess of 20% redirected into the available target date fund based on the Participant’s age.  A Participant shall direct that the total of his Investment Partnership Plan Contributions made pursuant to Section 3.3 shall be invested in 1% increments in one or more of the investment options.  Notwithstanding the foregoing provisions of this Article 4, in no event may any portion of a Participant’s Investment Partnership Plan Contribution Account be invested in Company Stock.

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(c)        A Participant shall direct that the total of his Three Forks IPP Contributions shall be invested in 1% increments in one or more of the investment options.  Notwithstanding the foregoing provisions of this Article 4, in no event may any portion of a Participant’s Three Forks IPP Contributions Account be invested in Company Stock.

(d)        A Participant shall direct that the total of his rollovers transferred to the Plan pursuant to Section 3.11 shall be invested in 1% increments in one or more of the investment options.  Notwithstanding the foregoing provisions of this Article 4, in no event may any portion of a Participant’s Rollover Account be invested in Company Stock.

(e)        In the event that the Participant makes no investment election, his Accounts shall be invested in the default investment option designated by the Investment Committee.

(f)        Any account balances transferred to this Plan from another plan of the Company or an Affiliated Employer that are invested in Company Stock, or stock of an Affiliated Employer shall remain in the Company Stock Fund until the Company Stock is distributed pursuant to Article 8, or transferred by the Participant to another investment option pursuant to Section 4.5.

(g)        Dividends, interest and other distributions received by the Trustee in respect of any investment option shall be reinvested in the same investment option.

4.3        Responsibility for Investments.  The Plan fiduciaries shall determine the extent to which this Plan is intended to provide for Participant control over investments as provided in Section 404(c) of ERISA and the extent to which procedures will comply with the “safe harbor” in Department of Labor Regulation Section 2550.404c-1.  Each Participant is solely responsible for investing his Account based on the investment options made available under the Plan and, to the maximum extent permitted by law, no fiduciary shall be responsible for any losses or lost profits resulting from any Participant’s selection.  The Company, Trustee, Committee, Investment Committee and any officers, supervisors and agents of the Company are not empowered to advise a Participant as to the manner in which his Accounts shall be invested.  The fact that an investment option is available to Participants under the Plan shall not be construed as a recommendation for investment in that option.

4.4        Change of Election.  A Participant may change his future investment election in 1% increments at any time by providing prior notice in such manner as shall be established (and changed from time to time) by the Committee.  Such election shall be effective as soon as practicable following receipt of the notice.

4.5        Transfer of Accounts Among Investment Options.  A Participant may elect to transfer his interest between investment options by providing prior notice in such manner as shall be established (and changed from time to time) by the Committee.  Such transfer may be described in multiples of 1%, in dollars, as a rebalancing election or other method that the Committee shall from time to time deem appropriate.  Such election shall be effective as soon as practicable following receipt of the notice.  Transfers between investment options may be limited, if necessary to comply with applicable contract restrictions.  Participants may

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transfer funds out of the Company Stock Fund at any time, but are not permitted to transfer any funds into the Company Stock Fund.

4.6        Exercise of Voting and Other Stock Rights.

(a)        Full and fractional common shares (“Ordinary Shares”) of Rio Tinto plc represented by American Depository Receipts (“ADRs”) held by the Company Stock Fund which are allocated to a Participant’s Accounts as of the applicable record date for voting such Ordinary Shares shall be voted by the Trustee in accordance with the instructions of the Participant if such instructions are given in a manner designated for that purpose and received by the inspector of elections designated by the Committee by the deadline established by the Committee for Plan voting purposes.  The Company shall notify Participants of each occasion for the exercise of voting authorized under this section.  The Trustee or such other person designated by the Committee shall vote any Ordinary Shares for which timely instructions for voting have not been received from a Participant, in the same proportion as the Ordinary Shares for which the Trustee or such other person designated by the Committee has received instructions from other Participants hereunder.

(b)        Participant pass-through and “mirror” (i.e., proportionate) voting of Ordinary Shares under this section shall be permitted only if and to the extent authorized by the Committee in any instance.  If a Participant exercises pass-through voting rights under this section pursuant to authority granted by the Committee, the Participant shall be the “named fiduciary” (within the meaning of ERISA Section 402(a)(2)) voting the Ordinary Shares represented by the ADRs allocated to the Participant’s Accounts and sharing in the responsibility for the proportionate voting of Ordinary Shares represented by the ADRs allocated to other Participant Accounts for which timely instructions were not received in the manner provided for above.

(c)        The inspector of elections, the Trustee or such other person designated by the Committee shall tabulate the instructions given by the Participants under this section on a strictly confidential basis, and shall provide the Committee with only the final results of the tabulation.  Instructions received from individual Participants shall not be disclosed to any directors, officers or employees of the Company or any Affiliated Employer.

(d)        The Committee may also authorize under this section a Participant pass-through and “mirror” exercise of other stock rights appurtenant to Ordinary Shares represented by the ADRs (including, but not limited to, tender offer, exchange offer, dissenter, appraisal and other similar rights) to the same extent as voting rights would be administered as described herein if so authorized by the Committee.

(e)        If a Participant pass-through and “mirror” exercise of stock rights is not authorized by the Committee in any instance under this section, such stock rights shall be exercised by the Trustee or such other person designated by the Committee as directed by the Committee or, in the absence of any such a direction, in its discretion.

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(f)        The Trustee or such other person designated by the Committee shall have the authority to override any instructions it receives from Participants or the Committee to the extent the Trustee or such other person designated by the Committee believes that doing so is necessary to comply with ERISA or other applicable law.  If the Trustee or such other person designated by the Committee believes that any override will be required under this subsection (f), the Trustee or such other person designated by the Committee shall notify the Committee as soon as administratively feasible.

*  *  *  *  End of Article 4  *  *  *  *

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Article 5.
VALUATION OF ACCOUNTS

5.1        Valuation of the Investment Options.  As of each Valuation Date, the Trustee shall allocate the amount of income or loss of each investment option since the last Valuation Date (which shall mean the net income or net loss of each investment option, including the net appreciation or net depreciation in the value of each investment option).

5.2        Account Adjustments.  Each Participant’s proportionate share of each of the investment options shall be determined as of each Valuation Date.  Whenever an event requires a determination of the value of a Participant’s Accounts, the value shall be computed as of the Valuation Date coincident with or immediately following the date of determination.  However, the Committee reserves the right to change from time to time the procedures used in valuing the Accounts or crediting (or debiting) the Accounts if it concludes that such action is justified in that it results in a more accurate reflection of the fair market value of assets.  In the event of a conflict between the provisions of this Article 5 and such new administrative procedures, those new administrative procedures shall prevail.

*  *  *  *  End of Article 5  *  *  *  *

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Article 6.
VESTING OF ACCOUNTS

6.1        After-Tax Account, Before-Tax Account, Company Matching Contribution Account and Rollover Account.  A Participant shall at all times be 100% vested in and have a nonforfeitable right to the value of his After-Tax Account, Before-Tax Account, Company Matching Contribution Account and any Rollover Account and any transferred Accounts described in Section 2.3 established for him.  KUC Plan Company contribution accounts credited to a Participant’s Company Matching Contribution Account will be 100% vested upon transfer to the Plan.

6.2        Investment Partnership Plan Account.  An IPP Participant shall be vested in and have a nonforfeitable right to all or a percentage of the value of his Investment Partnership Plan Account in accordance with the following schedule:

Completed Years of Service

Vested Percentage

1

33 1/3%

2

66 2/3%

3

100%

Notwithstanding the foregoing, the following Participants shall have a 100% vested interest in their Investment Partnership Plan Accounts:

(a)        An IPP Participant who attains Normal Retirement Age or who dies while an Employee.

(b)        An IPP Participant whose employment was terminated as a result of a divestiture.

(c)        A Participant who is designated by the Company as transferring employment to the Oyu Tolgoi Mongolian project.

6.3        Three Forks IPP Contributions Account.  The Vested Portion of a Participant’s Three Forks IPP Contributions Account shall be determined based on the Participant’s full Years of Service in accordance with the following Schedule:

Completed Years of Service

Vested Portion

1

20%

2

40%

3

60%

4

80%

5

100%

Notwithstanding the foregoing:

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(a)        A Participant who attains Normal Retirement Age shall be treated as having a 100% vested interest in all of the Participant’s Accounts.

(b)        Vesting in a Participant’s Three Forks IPP Contributions Account shall be determined in accordance with the Vesting Schedule set forth in Section 6.2 if:

(1)        The Participant becomes a salaried, non-represented Eligible Employee, or

(2)        The Participant becomes a Three Forks Hourly Represented Employee after having been a salaried, non-represented Eligible Employee.

6.4        Retirement Contributions Account.  The Vested Portion of a Participant’s Retirement Contributions Account shall be determined based on the Participant’s full Years of Service in accordance with the following Schedule:

Completed Years of Service

Vested Portion

1

20%

2

40%

3

60%

4

80%

5

100%

Notwithstanding the foregoing, a Participant who attains Normal Retirement Age or who dies while an Employee shall be treated as having a 100% vested interest in all of the Participant’s Accounts.

6.5        Forfeiture.  If a Participant who is not 100% vested in his or her Account, incurs 5‑consecutive Breaks-in-Service, then the nonvested portion of his or her Account, if any, will be treated as a forfeiture.

6.6        Application of Forfeitures.  Forfeitures shall be applied as follows:

(a)        First, if an amount must be restored to a re-employed Participant’s Investment Partnership Plan Account, Three Forks IPP Contributions Account and/or Retirement Contributions Account in accordance with Section 6.7, such restoration shall be made from forfeitures that otherwise would be allocated to Participants, or net income of the Trust, unless the Company chooses to make an additional contribution for that purpose.

(b)        Second, remaining forfeiture amounts for a Plan Year may be used to pay administrative expenses of the Plan and/or to reduce the amount of contributions which are to be made by the Company for the current or following Plan Year.

6.7        Restoration of Forfeitures.

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(a)        A former Participant who forfeited the non-vested portion of his or her Investment Partnership Plan Account, Three Forks IPP Account and/or Retirement Contributions Account in accordance with Section 6.4 and who is reemployed by the Company or an Affiliated Employer shall have such forfeited amounts recredited to his or her Account, without adjustment for interim gains or losses experienced by the Trust, if he or she returns to employment with Company or an Affiliated Employer before the end of the 5-year period beginning on the later of his or her employment termination date or the date he or she received distribution of his or her vested interest in his or her Account.  Effective September 1, 2014, the foregoing provision will apply if the Participant returns to employment with the Company or an Affiliated Employer before the end of the 5-year period beginning on his or her employment termination date.

(b)        A Participant who does not satisfy these requirements or who is reemployed after the occurrence of 5 consecutive Breaks-in-Service shall not have any restoration rights with respect to the previously forfeited balance in his or her Investment Partnership Plan Account.

(c)        The Plan shall take Before-Tax Contributions into account in determining whether a Participant has a nonforfeitable right to other contributions under the Plan for purposes of forfeitures, and for applying provisions permitting the repayment of distributions to have forfeited amounts restored, and the provisions of Code Section 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) permitting a plan to disregard certain service completed prior to breaks-in-service (sometimes referred to as the “Rule of Parity”).

6.8        Certain Prior Plan Accounts.  Notwithstanding the foregoing, any Employee who terminated employment on or after January 1, 1994 while covered under a Prior Plan, and received a distribution of his or her Account balance prior to becoming 100% vested, shall have any prior forfeitures of his unvested Account balance restored to his Account if he is rehired on or after January 1, 2003 and prior to incurring five (5) consecutive one-year Breaks in Service.  To the extent required by applicable Treasury Regulations, a rehired Employee who previously participated in this Plan and who incurred a forfeiture upon receiving distribution of his or her vested Account balance, shall have such forfeiture restored regardless of whether five (5) consecutive one-year Breaks in Service have been incurred.

*  *  *  *  End of Article 6  *  *  *  *

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Article 7.
IN-SERVICE WITHDRAWALS

7.1        After-Tax Contributions and Rollover Contributions.

(a)        A Participant may elect to withdraw all or a portion of his After-Tax Account or Rollover Account at any time.

(b)        A Participant may make withdrawals under this Section 7.1 once each calendar quarter.

(c)        The Plan shall permit a married Participant to elect any in-service withdrawal from his After-Tax Account under this Section 7.1 without Spousal Consent, except for accounts transferred from the Cordero Mining Co. Employees’ Retirement Plan (money purchase pension plan), which requires Spousal Consent.

7.2        Company Matching Contributions.  A Participant who has withdrawn all available amounts under Section 7.1 may withdraw all or a portion of his Company Matching Contribution Account in accordance with the following rules:

(a)        A Participant who has participated in this Plan or a Prior Plan for less than an aggregate of 60 months may withdraw all or a portion of his Company Matching Contributions that have been credited to his Company Matching Contribution Account for at least 24 months as of the withdrawal date.

(b)        A Participant who has participated in the Plan or a Prior Plan for at least an aggregate of 60 months may withdraw all or a portion of his Company Matching Contribution Account.

(c)        The Plan shall permit a married Participant to elect any in-service withdrawal from his Company Matching Contribution Account under this Section 7.2 without Spousal Consent.

(d)        A Participant may make withdrawals under this Section 7.2 once each calendar quarter.

7.3        Before-Tax Contributions.

(a)        A Participant who has attained age 59½ may withdraw all or a portion of his Before-Tax Contribution Account at any time.  A Participant may make withdrawals under this Section 7.3(a) once each calendar quarter without Spousal Consent, except for accounts transferred from the Cordero Mining Co. Employees’ Retirement Plan (money purchase pension plan), which requires Spousal Consent.

(b)        A Participant who has not attained age 59½ and who has withdrawn all available amounts under Sections 7.1 and 7.2 and taken all other available loans and distributions as provided below, may withdraw all or a portion of his Before-Tax

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Account; provided, however, that no withdrawal under this Section 7.3 shall be made unless the following requirements are satisfied.

(1)        Withdrawals under this Section 7.3 are available to cover only one of the following financial needs:

(A)       Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
(B)       Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);
(C)       Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));
(D)       Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence; or
(E)        Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)); or
(F)        Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(2)        The distribution must be necessary to satisfy the Participant’s immediate and heavy financial need.  A distribution shall be deemed to satisfy this requirement if:

(A)       The distribution is not in excess of the amount necessary to cover the Participant’s immediate financial emergency, plus the amount necessary to pay any taxes and penalties due on the amount withdrawn;
(B)       The Participant has obtained all distributions, other than hardship distributions subject to these same requirements, and all non-taxable loans that are currently available under the Plan and all qualified plans maintained by the Company or Affiliated Employers;

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(C)       The Participant makes no further After-Tax Contributions or Before-Tax Contributions under the Plan for a period of at least 6 months after he receives the hardship distribution or, if longer, until the participant makes a new election to resume contributions; and
(D)       The Participant makes no contributions to any other qualified plan (except mandatory contributions to a defined benefit plan) maintained by the Company or an Affiliated Employer for at least 6 months or, if longer, until a new election to resume contributions is effective.

7.4        Investment Partnership Plan Contributions.  A Participant may not withdraw Investment Partnership Plan Contributions under this Article 7.

7.5        Three Forks IPP Contributions.  A Participant may not withdraw Three Forks IPP Contributions under this Article 7.

7.6        Retirement Contributions.  A Participant may not withdraw Retirement Contributions under this Article 7.

7.7        Timing and Procedures and Form of Payment.  To make a withdrawal under Sections 7.1, 7.2, or 7.3, a Participant shall give prior written notice at a time and in a manner prescribed by the Committee.  The Participant shall also provide any supporting data that shall be requested by the Committee.

(a)        In-service withdrawals shall be determined as of the Valuation Date that coincides with the date the withdrawal is processed and shall be paid as soon as administratively practicable.

(b)        Withdrawals shall be made pro-rata across the investment options.

(c)        Withdrawals under Sections 7.1, 7.2, or 7.3 shall be debited as appropriate from the Participant’s various Accounts in the order shown below:

(1)        After-Tax Contributions made prior to January 1, 1987; then

(2)        The balance in the Participant’s After-Tax Account (made pro-rata between post-1986 After-Tax Contributions and investment earnings); then

(3)        The balance in the Participant’s After-Tax Rollover Account; then

(4)        The balance in the Participant’s Before-Tax Rollover Account; then

(5)        The balance in the Participant’s Company Matching Contribution Account; and then

(6)        The balance in the Participant’s Before-Tax Contribution Account.

(d)        Withdrawals shall be made in the form of a single lump-sum distribution.

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(e)        A Participant or a designated Beneficiary may elect to have all or any portion (but in no event less than $200) of the amount withdrawn for reasons other than financial hardship (pursuant to Section 7.3(b)) which is eligible for rollover distribution under Code Section 402(c) transferred directly to an eligible retirement plan as determined in accordance with the procedures set forth in Section 11.5.

7.8        Participant Loans.  A Participant (other than a Participant on a non-U.S. payroll) may borrow from his Account (other than his Investment Partnership Plan Account, Three Forks IPP Contributions Account and Retirement Contributions Account) in accordance with the following rules and subject to the Plan’s loan rules, which are considered to be part of the Plan and which may be changed from time to time:

(a)        A Participant’s loan shall not be for less than $1,000 and shall not exceed the lesser of

(1)        $50,000 reduced by the highest loan balance of the Participant’s loan outstanding during the immediately prior 12-month period (ending the day before the new loan is granted); or

(2)        50% of the balance credited to the Participant’s Accounts (other than his Investment Partnership Plan Account Three Forks IPP Contributions Account and Retirement Contributions Account).

For purposes of the Plan’s loan provisions, all qualified plans that are maintained by the Company and any Affiliated Employer shall be treated as a single plan.

(b)        The Participant may have no more than two loans outstanding at any time and may have only one loan used to purchase his primary residence outstanding at any time.  In the event that a loan becomes a deemed distribution to the Participant, such Participant may thereafter have only one loan outstanding at any one time.

(c)        Spousal Consent shall not be required for a loan to a married Participant unless required by law as determined by the Committee.

(d)        The period of repayment for any loan, which must be in whole months only, shall be arrived at by mutual agreement between the Company and the Participant, but be at least six months and shall not exceed five years for a general-purpose loan or twenty years for a loan used to purchase a Participant’s primary residence.  All loans shall become due and payable after the 90th day following the date such Participant ceases to be on the U.S. payroll of the Company or to be in receipt of long-term disability benefits.  Upon such termination, loans may be paid back by a distribution, to the extent necessary, of the Participant’s Accounts (other than his Investment Partnership Plan Account, Three Forks IPP Contributions Account and Retirement Contributions), whether or not he elects to defer payment of the remainder of such Accounts in accordance with Article 8.

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Notwithstanding the foregoing, participant loans shall be suspended as permitted under USERRA (but interest shall continue to accrue) during any period of military leave, and the period of repayment shall be extended by the number of months of the period of service in the uniformed services.  The Participant may continue after reemployment under the prior amortization schedule with a lump sum payment equal to accrued interest payable with respect to the period of suspension due with the final payment or, at the Committee’s election, the loan repayments may be ratably increased to additionally amortize interest accrued during the period of the suspension over the extended repayment period.  Notwithstanding the foregoing, if the Participants terminates and requests a distribution pursuant to Article 8, the loan shall be cancelled, and the Account balance shall be offset by the unpaid balance, unless the outstanding balance has been repaid in full.

(e)        Each loan shall bear a reasonable rate of interest, which shall be specified in the Plan’s loan rules.  During any period of military leave covered by USERRA, the interest rate payable shall not exceed the maximum permitted under the Soldiers’ and Sailors’ Civil Relief Act of 1940.  The Committee shall determine the appropriate rate of interest for each loan in a uniform manner for all Participants.

(f)        Payments of principal and interest shall be made in accordance with the Plan’s loan rules.

(g)        No new loans can be taken out after termination or retirement or while a Participant is receiving long term disability payments.

(h)        Loans shall be repaid in accordance with the Plan’s loan rules.

(i)         Effective January 1, 2015, each loan shall bear interest at a rate equal to two percentage points (2%) above the prime rate as published by Reuters at the beginning of the last month preceding the calendar quarter in which the loan is approved.

(j)         Effective October 17, 2005, Plan loans may not be discharged in bankruptcy proceedings.

(k)        The Company reserves the right to reduce the loan proceeds to be provided to a Participant by the amount of the loan initiation fees applicable to the loan.

*  *  *  *  End of Article 7  *  *  *  *

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Article 8.
DISTRIBUTION OF ACCOUNTS UPON TERMINATION OF EMPLOYMENT

8.1        Eligibility.  Upon a Participant’s termination of employment, Disability or death or presumed death, his Accounts shall be distributed no sooner than 30 days following termination, as provided in this Article 8.

8.2        Forms of Distribution.

(a)        Generally, the value of a Participant’s Accounts shall be paid in cash.  In the event, however, that all or a portion of the Participant’s Accounts are invested in shares of Company Stock, he may elect to receive such portion of his Accounts in whole shares of Company Stock (with the value of any fractional share and un-invested cash paid in cash).

(b)        If the Participant retires, terminates or incurs a Disability (except as provided under Section 8.4), he may, (subject to any required Spousal Consent or waiver for the Cordero Mining Co. Employees’ Retirement Plan (money purchase pension plan)), irrevocably elect to receive a distribution to which he is entitled under Section 8.2(d) or 8.4 in one of the forms listed below:

(1)        Distribution of his Accounts in a lump sum (however, no lump sum payment will be made prior to a Participant’s Required Beginning Date, as defined in Section 8.8(a), without the Participant’s consent or to a Participant who is subject to any required Spousal Consent or waiver for the Cordero Mining Co. Employees’ Retirement Plan (money purchase pension plan) unless the total vested balance of all of his Accounts is equal to or less than $1,000).

(2)        If the Participant’s Account balance is greater than $1,000, distribution of his Accounts in substantially equal annual, semi-annual, quarterly or monthly cash payments over a fixed period elected prior to the commencement of distributions.  Notwithstanding the foregoing, the period over which installment payments are payable to the Participant may not exceed the greater of (A) 15 years, or (B) if the Participant’s Beneficiary is his Spouse, the joint and last survivor life expectancy of the Participant and his Beneficiary.  The fixed period elected prior to commencement of distributions may not be changed once distributions have commenced; provided that, notwithstanding any other language in this Section 8.2, a Participant may elect as of any scheduled payment date to receive the remainder of the value of his or her Accounts in a lump sum.  If the Participant dies while any installment payments remain unpaid, the Participant’s Beneficiary shall receive the remainder of the value of the Participant’s Accounts in a lump sum.

(3)        Provided that distributions have not commenced, as provided in subsection (2) above or in an annuity form, not more than once in a calendar quarter, a partial distribution from his Accounts of not less than $1,000.  In

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the event a Participant receives partial distributions in accordance with this Section, he shall be entitled to receive the balance in his Accounts at anytime in accordance with Sections 8.2(b)(1), (2) or (4) and Section 8.2(d), 8.4, or 8.5, whichever is applicable, but in no event later than the latest date specified in such relevant Section.  With respect to Accounts merged from the Cordero Mining Co. Employees’ Retirement Plan (money purchase pension plan), no payment will be made pursuant to this paragraph to a Participant who is married on the date of distribution without Spousal Consent unless the total balance of all of his Accounts is less than $1,000.

(4)        If he contributed to a Prior Plan prior to January 1, 1987, distribution of his pre-1987 After-Tax Contributions in an immediate lump sum, and the balance in his Accounts in accordance with Sections 8.2(b)(1), (2) or (3) above and 8.2(d), 8.4 or 8.5, whichever is applicable.  With respect to Accounts merged from the Cordero Mining Co. Employees’ Retirement Plan (money purchase pension plan), no payment will be made pursuant to this Section 8.2(b)(4) to a Participant who is married on the date of distribution without Spousal Consent.

(c)        Mandatory cashout shall be made if the total vested balance of all of the Participant’s Accounts does not exceed $1,000 pursuant to Section 8.9.

(d)        If a Participant dies prior to commencement of benefits his Beneficiary shall receive the vested value of the Participant’s Accounts in a lump sum.

8.3        Distribution Upon Retirement or Termination.  After termination of employment, a Participant may make an election to receive a distribution of all of his vested Accounts at any time following his retirement or termination, but no later than his Required Beginning Date, as defined in Section 8.8(a).  Payment shall be made as soon as administratively practicable after the first Valuation Date that coincides with or next follows such elected date, but no later than the Required Beginning Date.  With respect to Accounts merged from the Cordero Mining Co. Employees’ Retirement Plan (money purchase pension plan), no payment will be made pursuant to this Section 8.3 to a Participant who is married on the date of distribution without Spousal Consent.

8.4        Distribution Upon Disability.

(a)        Upon Disability, a Participant may make an election to receive a distribution of his Accounts (other than his Investment Partnership Plan Contribution Account) at any time following his date of Disability, but no later than his Required Beginning Date.  Payment shall be made as soon as administratively practicable after the first Valuation Date that coincides with or next follows such elected date, but no later than the Required Beginning Date.

(b)        A Participant who has incurred a Disability may receive a distribution of his Investment Partnership Plan Contribution Account upon retirement or other termination of employment in accordance with the provisions of Section 8.2(d).

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8.5        Distribution Upon Death or Presumed Death.

(a)        Upon the death or presumed death of a Participant, his Beneficiary may make an election to receive a distribution from all of the Participant’s vested Accounts at a specified time following the Participant’s death or presumed death.  Payment shall be made as soon as administratively practicable after segregation of the portion of the Accounts payable to the Beneficiary.

(b)        If the Beneficiary is the Participant’s Spouse, such Beneficiary may elect to receive the distribution at any time following the Participant’s date of death or presumed death.  Payment shall be made as soon as administratively practicable after the first Valuation Date that coincides with or next follows such date; but in no event later than:

(1)        the December 31 of the calendar year in which the Participant would have attained age 70½; or

(2)        the December 31 of the calendar year that follows the calendar year in which the Participant dies, whichever occurs later.

(c)        A Beneficiary who is the Participant’s Spouse may elect to be paid in accordance with either of the methods of payment described in Section 8.6.  A non-Spouse Beneficiary shall be paid in accordance with the method of payment described in Section 8.6(a) and 8.6(b).  For the purposes of this Section “Beneficiary” shall replace “Participant” in each place that “Participant” appears in Section 8.6.

8.6        Method of Payment.  According to the Participant’s election, his withdrawal or distribution under Sections 7.1, 7.2, 7.3, 7.4, 8.2(d), 8.4, 8.5, or 8.8 shall be paid in accordance with one of the following methods elected by the Participant:

(a)        The total distribution shall be paid directly to the Participant; or

(b)        All or a portion of the distribution that is an eligible rollover distribution shall be transferred directly to an eligible retirement plan that accepts eligible rollover distributions as defined in Section 11.5 and the balance of the distribution, if any, shall be paid directly to the Participant.

8.7        Options Under Prior Plans.  Except to the extent specified in Appendix B, all forms of payment inconsistent with the above and provided under a Prior Plan or any defined contribution plan which may be merged into the Plan in the future and which is not a money purchase pension plan shall be eliminated prospectively as of the later of the date this Amended and Restated Plan is signed or the date of merger.  The joint and survivor annuity form of payment under a money purchase pension plan merged into this Plan may not be eliminated for previously accrued benefits.

8.8        Required Minimum Distributions.

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(a)        A Participant’s Accounts shall be distributable following his or her termination of employment in accordance with Section 8.2(d), but in no event may distributions commence later than the April 1 following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires or, if the Participant is a 5% owner (as defined in Code Section 416(i)), no later than the April 1 following the close of the calendar year in which he attains age 70½ (the “Required Beginning Date”).

(b)        No minimum distribution payments will be made to an active Participant under the provisions of Code Section 401(a)(9) if the Participant is not a 5% owner as defined above.  Such Participant may, however, elect to receive in service withdrawals in accordance with the provisions of Article 7.

(c)        In the event a Participant who is a 5% owner is required to begin receiving payments while in service under the provisions of Section 8.8(a), he may elect to receive payments in accordance with the options described below:

(1)        One lump sum payment on or before the required beginning date equal to his entire Account balances and annual lump sum payments thereafter of amounts accrued during each calendar year; or

(2)        Annual payments of the minimum amount necessary to satisfy the minimum distribution requirements of Code Section 401(a)(9) (“Required Minimum Distributions”).  Such minimum amount shall be determined on the basis of the joint life expectancy of the Participant and his Beneficiary.  Such life expectancy shall not be recalculated.  The Required Minimum Distribution amount shall be allocated between the Funds in proportion to the value of the Participant’s Accounts as of the date of each withdrawal.

(d)        A Participant shall make an election under this Section 8.8 by giving notice to the Committee no later than the 90-day period prior to his Required Beginning Date.  Upon the Participant’s subsequent termination of employment, payment of the Participant’s Accounts shall be made in accordance with the provisions of Section 8.2(d).  In the event a Participant fails to make an election under this Section 8.8, payment shall be made in accordance with Section 8.8(c)(2).

(e)        2009 WRERA Provisions.

(1)        Suspension of 2009 RMDs unless otherwise elected by Participant or Beneficiary.  Notwithstanding the provisions of the Plan relating to required minimum distributions under Code Section 401(a)(9), a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are equal to the 2009 RMDs, will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions.  Participants and Beneficiaries described in the preceding

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sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

(2)        Continuation of Extended 2009 RMDs unless otherwise elected by Participant or Beneficiary.  Notwithstanding the provisions of the Plan relating to required minimum distributions under Code Section 401(a)(9), a Participant or Beneficiary who would have been required to receive 2009 RMDs and who would have satisfied that requirement by receiving distributions that are one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions.  Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions.

(3)        Direct Rollovers of 2009 RMDs.  Notwithstanding the provisions of the Plan relating to required minimum distributions under Code Section 401(a)(9), and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs (but not Extended 2009 RMDs) will be treated as eligible rollover distributions.

8.9        Small Benefits.  Notwithstanding any Plan provisions to the contrary, a Participant’s Accounts shall be paid as soon as practicable after the next Valuation Date that coincides with or follows his date of termination, retirement, Disability (subject to the provisions of Section 8.4) or death or presumed death, whichever is applicable, if the total vested value of all of his Accounts at any time after such date does not exceed $1,000.

8.10      Proof of Death and Right of Beneficiary or Other Person.  The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Committee may deem proper, and the determination of death (or presumed death) and of the right of that Beneficiary or other person to receive payment shall be made in accordance with Section 11.4.  In the absence of such proof of death, the Committee may initiate an interpleader in order to have a court determine the ownership rights of the Accounts.

8.11      Failure to Locate Recipient.  In the event that the Committee, after reasonable efforts, is unable to locate a Participant or Beneficiary who is entitled to payment under the Plan within 5 years from the date such payment was to have been made, the amount to which such Participant or Beneficiary was entitled shall be declared a forfeiture and shall be used to restore Participant Accounts, to reduce future Company Contributions or to pay for eligible fees for services provided to the Plan.  If the Participant or Beneficiary is later located, the benefit that was previously forfeited hereunder shall be restored by the Company.

8.12      Additional Section 401(A)(9) Requirements/Effective Dates.

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(a)        Notwithstanding any other provision of this Article 8, all distributions from the Plan must commence not later than April 1 of the calendar year immediately following the later of: (i) the calendar year in which the Participant attains age 70½ ; or (ii) the calendar year in which the Participant terminates employment; provided however, that clause (ii) shall be disregarded in the case of a 5% owner.  If the payment is not to be made in a lump sum, the distribution shall not extend beyond the life expectancy of the Participant, or, if there is a designated beneficiary, the joint life expectancy of the Participant and his or her designated beneficiary.  If the Participant dies before his or her entire Account balance has been distributed, the remaining balance must be distributed at least as rapidly as under the method of distribution selected by the Participant.  For this purpose, the life expectancy of the Participant and the Participant’s Spouse may be re-determined on an annual basis, and if substantially equal installments are elected the Required Minimum Distribution for each distribution calendar year during the Participant’s lifetime shall be the lesser of: (i) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-(9) of the Treasury regulations using the age at the Participant’s birthday in the distribution calendar year; or (ii) if the Participant’s sole beneficiary is his or her Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-(9) of the Treasury regulations, using the attained ages in the distribution calendar year.

(b)        Notwithstanding any other provision of the Plan, to the extent benefits for a potentially longer period are provided elsewhere in this Plan, if the Participant dies prior to the commencement of payments from the Participant’s Account, shall require that the entire Account must be distributed by the close of the calendar year in which the 5th anniversary of the Participant’s death or presumed death occurs unless: (i) payment is made to the beneficiary who is not the Spouse of the Participant over a period not extending beyond the beneficiary’s life or life expectancy, and such payments commence no later than 1 year following the Participant’s death or presumed death; or (ii) the beneficiary is the Participant’s Spouse and distributions commence not later than the date on which the Participant would have attained age 70½ over the life or life expectancy of such Spouse.

(c)        The provisions of Section 401(a)(9) of the Code and final and temporary regulations thereunder (including Reg. 1.401(a)(9)-2) are hereby incorporated by reference and shall be deemed to supersede any contrary Plan provisions.  The final and temporary regulations issued in 2002 shall apply to distributions for distribution years commencing on and after January 1, 2003.  Life expectancies shall be determined in accordance with the tables in Reg. 1.401(a)(9)-(9) and the minimum incidental death benefit rule in Code Section 401(a)(9)(G).  Any annuity contracts purchased from an insurance company to satisfy obligations under the Plan described in Appendix B shall also comply with the foregoing provisions.

*  *  *  *  End of Article 8  *  *  *  *

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Article 9.
ADMINISTRATION OF PLAN

9.1        Named Fiduciary and Administrator.  The Administrator shall be the “named fiduciary” within the meaning of Section 402(a) of ERISA, and shall carry out the duties of the “administrator” of the Plan as imposed under ERISA.

9.2        Appointment of Committees.

(a)        The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed with the Committee, which shall consist of no fewer than 3 persons appointed from time to time by the Board of Directors of Rio Tinto America Inc. (“RTAI”) to serve at the pleasure of the Board of Directors.  The members of the Committee may be, but are not required to be employees, officers or directors of RTAI.

(b)        The investment and management of the assets of the Plan and responsibility for monitoring and evaluating investment performance shall be placed with the Savings Plan Investment Committee (“Investment Committee”) consisting of no fewer than 3 persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors.  The members of the Investment Committee may be, but are not required to be employees, officers or directors of the Company.

(c)        For purposes of this Article 9, the Committee and the Investment Committee shall individually and collectively be referred to as the “Plan Committees.”

9.3        Chairman and Secretary.  Each Plan Committee shall elect a chairman from their number and designate a secretary, who may be but need not be one of the members of such Plan Committee, to maintain records of the Plan Committee’s actions and determinations in administering the Plan.

9.4        Duties of the Administrator.  The Administrator may appoint such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Trustee under the trust agreement or insurance contract adopted for use in implementing the Plan as they, in their sole discretion, shall decide.

The Administrator shall interpret the Plan and decide all matters which may arise due to possible ambiguities, inconsistencies, and omissions and will resolve conflicts which may arise related to individual’s rights and amounts of any benefits under the Plan.  The Administrator may impose temporary restrictions on Participants’ access to their Accounts to accommodate the administrative requirements of the Plan as may be required during a merger of additional Participant’s Accounts into the Plan.  The determination of the Administrator

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 relative to the interpretation of the Plan or any disputed matter will be conclusive and final to the extent permitted by applicable law.

In particular, the duties and responsibilities of the Administrator shall include but are not limited to:

(a)        Determining whether an Employee of an Affiliate is eligible to participate;

(b)        Determining the value of each Participant’s Accounts;

(c)        Determining whether a Participant is vested in his Accounts;

(d)        Furnishing each Participant with a summary plan description for the Plan;

(e)        Filing the Plan’s annual return/report with the Internal Revenue Service;

(f)        Furnishing the summary annual report to Participants;

(g)        Complying with other reporting and disclosure requirements of ERISA;

(h)        Interpreting the provisions of the Plan;

(i)         Reviewing claims by Participants (and Beneficiaries) for benefits under the Plan and any appeal by a Participant (or Beneficiary) of the denial of a claim;

(j)         Determining whether a Participant has satisfied the requirements for a hardship withdrawal;

(k)        Establishing rules for loans to Participants; and

(l)         Adopting certain amendments to the Plan as provided in Section 12.1.

9.5        Duties of the Investment Committee.  The Investment Committee shall establish or cause to be established, an investment policy that will serve to provide guidance related to the management of the Plan’s investment options.  The Investment Committee shall enforce the provisions of the Plan’s investment policy.

The Investment Committee members may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting and consulting services as they may require to properly invest and manage the assets of the Plan; periodically review and evaluate the performance of the investment options and add or replace investment options as may be required or desirable to comply with the investment policy; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Trustee under the trust agreement or insurance contract adopted for use in implementing the Plan as they, in their sole discretion, shall decide.

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In particular, the duties and responsibilities of the Investment Committee shall include but are not limited to:

(a)        Appointing one or more investment managers to manage the assets of the Plan and reviewing the performance of each investment manager;

(b)        Appointing the Trustee;

(c)        Voting on proxies (except for the Company Stock Fund), subject to the provisions of Section 4.6;

(d)        Selecting the investment options available under the Plan; and

(e)        Determining the default investment option under the Plan.

9.6        Committee Meetings.  The Plan Committees shall hold meetings (in person or by telephone, including video conference) upon such notice, at such place or places, and at such time or times as they may from time to time determine or by executing a written document.

9.7        Voting and Committee Actions.  A majority of the members of each Plan Committee will constitute a quorum.  The actions of each Plan Committee shall be by majority vote of such Plan Committee members.  A Plan Committee may act without a meeting by consent of a majority of the members if a resolution is signed by a majority of the members.  In no event may a Plan Committee member have the right to vote or decide upon any matter relating directly or indirectly to himself or solely to his right or benefits as provided by the terms of the Plan.

9.8        Compensation and Bonding.  No Plan Committee member shall receive any compensation from the Plan for his services as such.  The Sponsor shall purchase such bonds as may be required under Section 412 of ERISA.

9.9        Establishment of Rules.  Subject to the limitations of the Plan, including the claims procedure described in Section 9.15, the Plan Committees shall establish rules for the administration of the Plan and the transaction of its business.  From time to time such rules may be established within a document outside of the Plan.

9.10      Prudent Conduct.  The Plan Committee members shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in a similar situation.

9.11      Fiduciary Duties and Service in More Than One Fiduciary Capacity.  The Plan Committees shall be considered to be fiduciaries of the Plan under ERISA.  Accordingly, in carrying out its duties each Plan Committee shall be subject to the fiduciary responsibility requirements of Part 4 of Title I of ERISA and must act for the exclusive purpose of providing benefits to Participants and Beneficiaries of the Plan.  Each member of a Plan Committee is prohibited from self dealing in the assets of the Plan or acting in any manner that is adverse to the interests of the Plan or the interests of the Participants or Beneficiaries

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 of the Plan.  Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

9.12      Limitation of Liability.  The Sponsor, the Board of Directors, the Plan Committee members, and any officer, Employee or agent of the Sponsor shall not incur any liability individually or on behalf of any other individuals or on behalf of the Sponsor for any act, or failure to act, made in good faith in relation to the Plan or the Plan’s funds.  However, this limitation shall not act to relieve any such individual or the Sponsor from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

9.13      Indemnification.  The Plan Committee members, the Board of Directors, and the officers, Employees and agents of the Sponsor shall be indemnified by the Sponsor against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the Plan’s funds, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the Plan’s, funds and amounts paid in any compromise or settlement relating to the Plan or the Plan’s funds, except for actions or failures to act made in bad faith, or in instances of gross negligence or willful misconduct.

9.14      Expenses of Administration.  All reasonable expenses that arise in connection with the administration of the Plan, including, without limitation, the compensation of the Trustee, administrative expenses, and proper charges and disbursements of the Trustee and compensation and other reasonable expenses and charges of any counsel, accountant, specialist, or other person who is employed by the Sponsor in connection with the administration thereof, shall be paid from the Fund forfeitures to the extent not paid by the Sponsor.

Notwithstanding anything in this Plan to the contrary, the Administrator may, except as prohibited by applicable law, charge a Participant’s Account for any reasonable Plan expenses directly related to that Account, including reasonable fees relating to the administration of the Plan

9.15      Claims Procedures.  The following claims procedures are generally applicable to claims filed under the Plan.  To the extent required by law and to the extent the Administrator is ruling on a claim for benefits on account of a disability, the Plan will follow, with respect to that claim, claims procedures required by law for plans providing disability benefits.

(a)        General Procedures.  The following claims procedures are applicable to claims filed under the Plan:

(1)        Filing a Claim.  All claims shall be filed in writing by the Participant, Beneficiary or the authorized representative of the claimant (any of these, the “claimant”) by completing the procedures that the Administrator requires.  The procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.  For purposes of this Section 9.15, a request for an in-service withdrawal shall be considered a claim.

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(2)        Review of Claim.  The Administrator shall review all materials and shall decide whether to approve or deny the claim.  If a claim is denied in whole or in part, the Administrator shall provide written notice of denial to the claimant within a reasonable period of time no later than ninety (90) days after the Administrator receives the claim, unless special circumstances require an extension of time for processing the claim.  If an extension is required, the Administrator shall notify the claimant in writing before the end of the ninety (90)-day period and indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision on the claim.  The extension shall not exceed an additional ninety (90) days.  The notice of denial shall be written in a manner calculated to be understood by the claimant and shall include the following:

(A)        the specific reason(s) for the adverse determination;
(B)        specific references to pertinent Plan provisions on which the adverse determination is based;
(C)        a description of any additional material or information necessary for the claimant to perfect his claim and the reason why such material or information is necessary; and
(D)        a description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

(3)        Appeal Process.  If the claimant wishes a review of the denied claim, the claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.  The claimant may submit to the Administrator in writing any issues, documents, records, comments or other information he may have regarding his claim for benefits under the Plan.  Such request for an appeal must be made by the claimant in writing within sixty (60) days after receipt of notice that his claim has been denied by the Administrator.

A document, record or other information shall be considered “relevant” to a claim if such document, record or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination, or (C) demonstrates compliance with the administrative processes and safeguards required to ensure and to verify that benefit claim determinations are made in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

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(4)        Review of Appeal.  The Administrator shall make its decision on review solely on the basis of the written record, including documents and written materials submitted by the claimant.  The Administrator shall make a decision on the review within a reasonable period of time, not later than sixty (60) days after the Administrator receives the claimant’s written request for review unless special circumstances require additional time for review of the claim.  If an extension is required, the Administrator shall notify the claimant in writing before the end of the sixty (60)-day period and indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision on the claim.  The extension shall not exceed an additional sixty (60) days.  The decision on review will be written in a manner calculated to be understood by the claimant.  If the claim is denied, the written notice shall include the following:

(A)        the specific reason(s) for the adverse determination;
(B)        specific references to pertinent Plan provisions on which the adverse determination is based;
(C)        a statement that the claimant shall be entitled, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits (as “relevant” is defined in this Section 9.15); and
(D)        a statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

(b)        Administrator’s Full Discretion.  The Administrator and its designated claims administrator and appeals administrator, if any, shall have full discretionary and power to decide all claims and reviews of denied claims, including determining eligibility, status and the rights of all individuals under the Plan and construing any and all terms of the Plan.  Following the approval of a claim for benefits, the Administrator shall have the authority to construe and administer the Plan in a manner that is consistent with the payment of benefits in accordance with the approved claim.

(c)        Electronic Notification.  Any notification from the Administrator, claims administrator or appeals administrator to the claimant under this Section 9.15 may be made electronically, provided that such notification complies with Department of Labor Regulation Sections 2520.104b-1(c)(1)(i), (iii), and (iv).

9.16      Plan Correction.  Notwithstanding any provision of this Plan to the contrary, the Administrator, in conjunction with the Sponsor, may undertake such correction of Plan errors and issues as the Administrator deems necessary and/or appropriate, including correction to preserve tax qualification of the Plan under Code Section 401(a) or to resolve a fiduciary issue under ERISA.  Without limiting the Administrator’s authority under the prior sentence, the Administrator, as it determines to be reasonable and appropriate, may undertake

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correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or the IRS Employee Plans Compliance Resolution System (“EPCRS”) or any successor program to EPCRS.  The Administrator, as it determines to be reasonable and appropriate, also may undertakeor assist the appropriate fiduciary or Plan official in undertaking correction of a fiduciary breach or other issue, including correction under the DOL Voluntary Fiduciary Correction Program (“VFCP”) or any successor program to VFCP.

*  *  *  *  End of Article 9  *  *  *  *

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Article 10.
MANAGEMENT OF THE FUNDS

10.1      Master Trust Agreement.  The Fund shall be held by a Trustee appointed from time to time by the Investment Committee under the master trust agreement adopted by the Company for use in providing the benefits of the Plan and paying its expenses not paid directly by the Company.  The Company shall have no liability for the administration of the Fund held by the Trustee.

10.2      Exclusive Benefit Rule.  Except as otherwise provided in the Plan, no part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan.  No person shall have any interest in or right to any-part of the earnings of the Fund, or any right in or to any part of the assets held under the Plan, except as and to the extent expressly provided for in the Plan.

*  *  *  *  End of Article 10  *  *  *  *

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Article 11.
GENERAL PROVISIONS

11.1      Nonalienation.  Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void.  However, payment shall be made in accordance with the provisions of any judgment, decree or order which:

(a)        creates for, or assigns to, a Spouse, former Spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant’s benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that Spouse, child or dependent;

(b)        is made pursuant to a state domestic relations law;

(c)        does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and

(d)        otherwise meets the requirements of Section 206(d) of ERISA or Code Section 414(p), as amended, as a “qualified domestic relations order.”

Any distribution due an alternate payee under a qualified domestic relations order may be made as soon as practicable following the earliest date specified in such order, or as otherwise permitted under such order pursuant to an agreement between the Plan and the alternate payee; provided however, that if the amount of the distribution exceeds $1,000, the alternate payee must consent to the distribution and no distribution shall be permitted prior to the Participant’s “earliest retirement age”, as defined in Code Section 414(p)(4) except in the form of a total lump sum cashout or a direct rollover of such amount.  Any such lump sum cashout or rollover shall be made within 30 days following notice of segregation of the amount payable to the alternate payee following notice of approval of the order as a “qualified domestic relations order.”  At the time benefits become payable to the alternate payee, such alternate payee shall have the right to make a direct rollover in accordance with Section 11.5 provided the alternate payee is the Participant’s current or former Spouse.

Notwithstanding the foregoing, a Participant’s benefits under the Plan shall be offset by the amount the Participant is required to pay to the Plan under the circumstances set forth in Code Section 401(a)(13)(C).

A domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (“QDRO”) will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the payment commencement or annuity commencement date, whichever is applicable, or after the Participant’s death or presumed death.  Such a domestic relations order will be subject to the same requirements and protections that apply to QDROs.

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The Company reserves the right to charge the Participant and alternate payee a reasonable fee for processing the QDRO.

11.2      Conditions of Employment Not Affected by the Plan.  The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant in the Plan.

11.3      Facility of Payment.  If the Committee finds that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Committee may direct that any benefit due him, unless a claim shall have been made for the benefit by a duly appointed legal representative, be paid to his Spouse, a child, a parent or other blood relative, or to a person with whom he resides.  Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.  The Committee may initiate an interpleader in order to have a court determine the rights of the parties.

11.4      Information.  Each Participant, Beneficiary or other person entitled to a benefit, before any benefit is payable to him or on his account under the Plan, shall file with the Company the information that it requires to establish his rights and benefits under the Plan.

11.5      Eligible Rollover Distributions.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 11.5, a distributee may elect, at the time and in the manner prescribed by the Committee, and in accordance with Section 8.6, to have any portion of an eligible rollover distribution to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

The following definitions apply to the terms used in this Section 11.5 and, where applicable, to the terms used in Section 8.6:

(a)        An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Section 401(k)(2)(B)(i)(iv) of the Code received after December 31, 1998; the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not

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includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) (or after 2006, 403(b)) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)        An “eligible retirement plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution.  However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.  This definition of eligible retirement plan shall also apply in the case of a surviving Spouse or non-Spousal beneficiary, or a Spouse for former Spouse who is the alternate payee under a qualified domestic relations order (within the meaning of Code Section 414(p)).

An eligible retirement plan shall also mean a Roth IRA described in Section 408A(b) of the Code.

(c)        A “distributee” includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse or Employee’s non-spouse beneficiary and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.  However, the following rules shall apply to rollovers made by the Employee’s non-spousal beneficiary:

(1)        Certain requirements not applicable. Although a non-spouse beneficiary may roll over directly a distribution as provided herein, any distribution made prior to January 1, 2010 is not subject to the direct rollover requirements of Code Section 401(a)(31) (including Code Section 401(a)(31)(B), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c)).  If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover.

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(2)        Trust beneficiary. If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code Section 401(a)(9)(E).

(3)        Required minimum distributions not eligible for rollover. A non-spouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury regulations and other Revenue Service guidance.  If the Participant dies before his or her required beginning date and the non-spouse beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treas. Reg. Section 1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary’s distribution.

(d)        A “direct rollover” is a payment by the plan to the eligible retirement plan specified by the distributee.

11.6      Top-Heavy Provisions.

(a)        For purposes of this Section 11.6, the Plan shall be “top-heavy” with respect to any Plan Year if, as of the applicable determination date, the top-heavy ratio exceeds 60%.  The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Code Sections 416(g)(3) and 416(g)(4) and Article 5 of the Plan.  For purposes of determining whether the Plan is top-heavy, the Account balances under the Plan shall be combined with the account balances or the present value of accrued benefits under each other qualified plan in the required aggregation group and, at the Committee’s discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group.

(b)        For any Plan Year with respect to which the Plan is top-heavy an additional company contribution shall be allocated on behalf of each Participant (and each Employee eligible to become a Participant) who is a non-Key Employee and who has not separated from service as of the last day of the Plan Year, to the extent that the Company Matching Contributions and Investment Partnership Plan Contributions made on his behalf under Sections 3.2 and 3.3 for the Plan Year would otherwise be less than 3% of Section 415(c)(3) Compensation.  However, if the greatest percentage of Section 415(c)(3) Compensation contributed on behalf of a Key Employee under Sections 3.1, 3.2 and 3.3 for the Plan Year would be less than 3%, that lesser percentage shall be substituted for “3%” in the preceding sentence.  Notwithstanding the foregoing provisions of this section, no minimum contribution shall be made under the Plan with respect to a Participant (or an Employee eligible to become a Participant) if the required minimum benefit under Code Section 416(c)(1) is provided to him by any other qualified pension plan of the Company or an Affiliated

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Employer.  For the purposes of this section, Section 415(c)(3) Compensation shall not exceed the Annual Dollar Limit.

(c)        The following definitions apply to the terms used in this Section 11.6:

(1)        “applicable determination date” means the last day of (A) the first Plan Year, or (B) the preceding Plan Year, whichever occurs last.

(2)        “applicable valuation date” means the Valuation Date coincident with the last day of the preceding Plan Year.  Where two or more plans are aggregated and do not have the same Plan Year, the applicable Valuation Date for each plan shall be such date for each plan that falls within the same calendar year.

(3)        “key employee” means an Employee or former Employee (including deceased employees) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $135,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2004), a 5% owner of the employer, or a 1% owner of the employer having annual compensation of more than $150,000.  For this purpose, annual compensation means Section 415(c)(3) Compensation for the measuring period.  The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(4)        “Non-Key Employee” means any Employee who is not a Key Employee.

(5)        “permissive aggregation group” means each qualified plan in the required aggregation group and any other qualified plan(s) of the Company or an Affiliated Employer in which all members are Non-Key Employees if the resulting aggregation group continues to meet the requirements of Code Sections 401(a)(4) and 410.

(6)        “required aggregation group” means each qualified plan of the Company or an Affiliated Employer in which there are participants who are Key Employees or which enables the Plan or any other such plan to meet the requirements of Code Sections 401(a)(4) or 410.

(7)        “top-heavy ratio” means the ratio of (A) the value of the aggregate of the Accounts under the Plan for Key Employees to (B) the value of the aggregate of the Accounts under the Plan for all Key Employees and Non-Key Employees.  (Where the “top-heavy ratio” is being determined for a defined benefit plan that is part of the required or permissive aggregation group, “present value of accrued benefits” shall be substituted for “Accounts” in this definition and present values shall be determined using the actuarial factors in such plan.)  In the determination of the top-heavy ratio for a Plan Year, distributions made during the one-year period ending on the determination

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 date shall be taken into account, and the Account balance(s) of Participants who have not performed services for the Company or an Affiliated Employer during the one-year period ending on the determination date shall not be taken into account.

11.7      Construction.

(a)        The Plan shall be construed, regulated and administered under ERISA, the Code and the laws of the State of Utah to the extent not preempted by ERISA and the Code.

(b)        The masculine pronoun shall mean the feminine wherever appropriate, and the feminine pronoun shall mean the masculine whenever appropriate.

(c)        The titles and headings of the articles and sections in the Plan are for convenience only.  In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

11.8      Electronic Transmission of Notices to Participants.  Notwithstanding any provision of the Plan to the contrary, any notice required to be distributed to Participants, Beneficiaries and alternate payees pursuant to the terms of the Plan may, at the direction of the Committee, be transmitted electronically to the extent permitted by, and in accordance with any procedures set forth in, applicable law and regulations.

11.9      Military Service.

(a)        Death Benefits.  If a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death or presumed death.

(b)        Benefit Accrual.  Continued benefit accruals pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART Act) are not provided for under this Plan.  For benefit accrual purposes, the Plan shall not treat an individual who, on or after January 1, 2007, dies or incurs a Disability while performing qualified military service as if the individual had resumed employment with an Employer hereunder in accordance with the individual’s reemployment rights under USERRA on the day preceding death or total and permanent disability (as the case may be) and terminated employment on the actual date of death or total and permanent disability.

(c)        Differential Wage Payments.  For years beginning after December 31, 2008, (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an employee of the employer making the payment, (ii) the differential wage payment is treated as compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

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(d)         Severance from Employment.  Notwithstanding subsection (c)(i) above, for purposes of Code Section 401(k)(2)(B)(i)(I), an individual is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A).

(1)        Suspension of Deferrals.  If an individual elects to receive a distribution by reason of severance from employment, death or disability, the individual may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution.

(2)        Nondiscrimination Requirement.  Subsection(c)(iii) applies only if all employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Section 410(b)(3), (4), and (5)).

*  *  *  *  End of Article 11  *  *  *  *

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Article 12.
AMENDMENT, MERGER AND TERMINATION

12.1      Amendment of the Plan.  The Board of Directors reserves the right at any time and from time to time to amend in whole or in part any or all of the provisions of the Plan, except as otherwise provided by law.  However, no amendment shall make it possible for any portion of the Fund to be used for or diverted to purposes other than for the exclusive benefit of persons entitled to benefits under the Plan, except as otherwise provided by law.  No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage of the balance of the Accounts of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or; if later, the date on which the amendment becomes effective.

The Board of Directors may exercise its power to amend the Plan by adoption of resolutions setting forth the amendment.  Furthermore, the Committee is empowered to modify or amend the provisions of the Plan, but only as follows:

(a)        The Committee may adopt technical amendments to the Plan that become necessary for purposes of tax or regulatory compliance;

(b)        The Committee may adopt any other amendments to the Plan to make it operationally and internally consistent as it becomes necessary to do so.

The Committee may exercise its power to amend the Plan by adoption (pursuant to a vote of the majority of its members) of a writing setting forth the amendment.

Any amendment to this Plan that affects only represented Employees who are participating in this Plan under a collective bargaining agreement between Employee representatives and one of the participating employers that constitute the Company shall be approved by the board of directors of such participating employer in lieu of any action taken by the Board of Directors.

12.2      Merger or Consolidation.  The Plan may be merged with another qualified plan at the discretion of the Board of Directors and subject to any applicable legal requirements.  However, the Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

12.3      Acquisitions and Dispositions.  If any company is or becomes a subsidiary of the Company or an Affiliated Employer, the Board of Directors may include the employees of that subsidiary or affiliated company as Participants in the Plan upon appropriate action by the Board of Directors and by that subsidiary or company.  In that event, or if any persons become Employees as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall

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determine to what extent, if any, previous service with the subsidiary, affiliated company or prior company shall be recognized under the Plan, but subject to the continued qualification of the Trust for the Plan as tax-exempt under the Code.  Notwithstanding the foregoing, nothing in the Plan shall require any credit to be given for such prior service and participation of any subsidiary or affiliated company shall terminate automatically when such entity ceases to be an Affiliated Employer.

12.4      Termination of the Plan.  The Board of Directors may terminate the Plan or completely discontinue contributions under the Plan for any reason and at any time.  In case of termination or partial termination of the Plan, or complete discontinuance of company contributions to the Plan, the rights of affected Employees to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable.  The total amount in each Employee’s Accounts shall be distributed, as the Board of Directors direct, to him or for his benefit or continued in trust for his benefit, but, except to the extent provided in Treasury regulations, no distribution shall be made on account of plan termination if affected Employees are covered under a successor or alternative defined contribution plan (other than an employee stock ownership plan described in Code Sections 4975(e)(7)) or 409(a), a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Sections 457(b) or (f)).

*  *  *  *  End of Article 12  *  *  *  *

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IN WITNESS WHEREOF,
RIO TINTO AMERICA INC.

By: /s/ Cori Petersen
Its: Manager, Total Rewards Americas
Date: 20 August 2014

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APPENDIX A
PARTICIPATING COMPANIES

As of the Effective Date

Current Participating Employers:

Alcan Primary Products Company LLC

Kennecott Barneys Canyon Mining Company

Kennecott Exploration Company

Kennecott Molybdenum Company

Kennecott Uranium Company

Kennecott Utah Copper Corporation

Resolution Copper Mining LLC

Rio Tinto Services Inc.

U.S. Borax Inc.

Former Participating Employers:

Antelope Coal Company

Colowyo Coal Company L. P.

Cordero Mining Co.

Flambeau Mining Company

Jacobs Ranch Coal Company

Kennecott Greens Creek Mining Company

Kennecott Nevada Copper Company

Kennecott Rawhide Mining Company

Kennecott Ridgeway Mining Company

Luzenac America Inc.

NERCO, Inc.

Rio Tinto AUM (formerly Kennecott Minerals)

Rio Tinto Energy America Inc.

Sequatchie Valley Coal Corporation

Spring Creek Coal Company

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APPENDIX B
ADDITIONAL PROVISIONS FOR PARTICIPANTS
IN PRIOR PLANS

(1)  Special Matching Level:  Contributions

In the case of a Participant who is an hourly Employee of Luzenac America, Inc. located at the Three Forks Mill and who is represented by the United Cement, Lime, Gypsum and Allied Workers Division of the International Brotherhood of Boilermakers, the Company contributed the following amounts to the Plan on behalf of each Participant, equal to:

(A)       35% (prior to August 1, 2002);

(B)       40% (on and after August 1, 2002 and prior to August 1, 2003).

(2)  Full Vesting Before January 1, 2003

Notwithstanding the general Effective Date of the full vesting provisions hereunder, former Participants in the Kennecott Savings & Investment Plan who terminated employment prior to January 1, 2003 and received a distribution between February 22, 2002 and April 29, 2003 were fully (100%) vested in their Accounts.

(3)  “Breaks in Service” Defined

In order to determine whether a rehired former Participant who incurred a forfeiture under a Prior Plan is eligible for restoration of such forfeiture, a Break in Service is defined as provided in Section 1.16 or pursuant to the definition in a Prior Plan whichever, is more favorable.

(4)  Special Grandfathered Payment Options

(a)         Notwithstanding any contrary provision of this Plan, if a Participant was a participant in the Cordero Mining Co. Employees’ Savings Plan or the Cordero Mining Co. Employees Retirement Plan on August 31, 1994 and his Account balances under those plans were transferred to the Kennecott Plan as of August 31, 1994, then any portion of a distribution payable pursuant to Article 8 that is attributable to such transferred balances shall continue to be subject to the terms of the Cordero plans, including the qualified joint and survivor annuity election rules, spousal consent rules and any notice requirements under Code Sections 401(a)(11) and 417 and regulations thereunder, prior to January 1, 2005 and until the effective date of the elimination of any such provisions applicable to transferred balances in the Cordero Mining Co. Employees’ Savings Plan under regulations under Section 411(d) of the Code.  Annuities may not be eliminated with respect to accrued benefits attributable to participation in the Cordero Mining Co. Employees Retirement Plan.

(b)         Notwithstanding any contrary provision of this Plan, if a Participant was a participant in the Caballo Rojo, Inc. Savings Plan on April 30, 1998 and his Account balances under that plan were transferred to the Kennecott Plan as of April 30, 1998, then any portion of a distribution payable pursuant to Article 8 that is attributable to such transferred balances shall continue to be subject to the terms of Section 4.15 of the Caballo Rojo, Inc. Savings Plan, including the qualified joint and survivor annuity election rules, Spousal Consent rules and any notice requirements under

Rio Tinto America Inc. 401(k) Savings Plan and Investment Partnership Plan	1/1/2014 B-1
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Code Sections 401(a)(11) and 417 and regulations thereunder prior to January 1, 2005 and until the effective date of the elimination of such provisions under regulations under Section 411(d) of the Code.

(c)         If the Participant is married on his annuity starting date and participated in a money purchase pension plan which was merged into this Plan, or a plan whose annuity options have not yet been eliminated as of the time of the Participant’s election, the value of his Account balance as determined under Section 8.9 exceeds $1,000, and if he has not elected otherwise with Spousal Consent, the benefit under Section 8.2 shall be in the form of a qualified joint and survivor annuity providing for a benefit payable to the Participant during his life and after his death a benefit at the rate of one-half the benefit paid to the Participant, payable during the life of, and to the Spouse to whom he was married on the annuity starting date.  A Participant may elect, during the 180 day period preceding his annuity starting date, not to take the qualified joint and survivor annuity and to take instead another form of annuity.  Elections under Section 8.2 shall be in writing and shall be subject to Spousal Consent.  The Company shall furnish each Participant no less than 30 days nor more than 180 days before his annuity starting date a written explanation of the qualified joint and survivor annuity in accordance with applicable law.  A Participant may revoke his election and make a new election from time to time and at any time during the aforesaid election period.  If the annuity form selected is not a qualified joint and survivor annuity with the Participant’s Spouse as Beneficiary, the annuity payable to the Participant and thereafter to his Beneficiary shall be subject to the incidental death benefit rule as described in Code Section 401(a)(9)(G) and its applicable regulations.

(i)         Right to Elect Qualified Optional Survivor Annuity. Effective with respect to Plan Years beginning after December 31, 2007, a Participant who elects to waive the qualified joint and survivor annuity form of benefit, if offered under the Plan, is entitled to elect the “qualified optional survivor annuity” at any time during the applicable election period.  Furthermore, the written explanation of the joint and survivor annuity shall explain the terms and conditions of the “qualified optional survivor annuity.”

(ii)      Definition of Qualified Optional Survivor Annuity.

(A)       General. The term “qualified optional survivor annuity” means an annuity:

(1)      For the life of the Participant with a survivor annuity for the life of the spouse which is equal to the “applicable percentage” of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and

(2)      Which is the actuarial equivalent of a single annuity for the life of the Participant.

Such term also includes any annuity in a form having the effect of an annuity described in the preceding sentence.

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(B)     Applicable percentage. For purposes of this subparagraph (ii), the “applicable percentage” is based on the survivor annuity percentage (i.e., the percentage which the survivor annuity under the Plan’s qualified joint and survivor annuity bears to the annuity payable during the joint lives of the Participant and the spouse).  If the survivor annuity percentage is less than 75 percent, then the “applicable percentage” is 75 percent; otherwise, the “applicable percentage” is 50 percent.

(d)         All annuity distributions hereunder shall be made by purchase of a non-transferable annuity contract from a third party insurance company which shall comply with the provisions of this Plan.

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Rio Tinto America Inc. 401(k) Savings Plan and Investment Partnership Plan	1/1/2014 B-3
Prepared by Holland & Hart LLP